UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM SB-2

Registration Statement
Under the Securities Act of 1933

C.O.R.E. (USA) Community - Oriented Resource Environment, Inc.
(Name of Small Business Issuer as Specified In Its Charter)

Nevada (State or jurisdiction of Incorporation or organization)	7380 (Primary Standard Industrial Classification Code Number)	98-0429886 (I.R.S. Employer Identification No.)

14320 Marc Road
Maple Ridge, British Columbia V4R 2G5
     Telephone No.: (604) 476-1743
(Address and telephone number principal
executive offices and place of business)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company
Suite 1200, 999 West Hastings Street
Vancouver, British Columbia, Canada V6C 2W2
Telephone No.: (604) 669-5244
Facsimile No.: (604) 669-5791

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ❒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value of $0.001	5,000,000(2)	$2.00	$10,000,000	$1,177.00
Common Stock, par value of $0.001	8,299,452 (3)	$2.00	$16,598,904	$1,953.69
Total	13,299,452		Total Registration Fee	$3,130.69

   (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). There is no         established market for the price of our securities and the price of the offering has been arbitrarily determined by         us.

   (2)  Offered by us. It is anticipated that the public offering price of the common stock will be approximately         $2.00.

   (3)  Offered by the persons named in this prospectus under the caption "Selling Stockholders".

This prospectus relates to 13,299,452 shares of our common stock, of which 8,299,452 shares are offered by the persons named in this prospectus under the caption "selling stockholders". The shares of our common stock may be sold directly or through brokers or dealers. The shares may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or through other commonly used methods to trade publicly available stock, at market prices prevailing at the time of sale or negotiated prices. Until the shares of the Company are quoted for trading on the NASD OTC Bulletin Board (the "OTCBB"), the selling stockholders will sell their shares at a price of $2.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $2.00 per share. Up to 5,000,000 shares of our common stock are being sold by us, at a price of $2.00 per share on a self-underwritten, best efforts basis, with no minimum. Our offering of 5,000,000 shares will commence on the date of this Registration Statement becoming effective and will end nine months thereafter unless we sell all the offered shares or we elect to terminate the offering prior to that final date. For the offering of 8,299,452 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

In the event of a stock split, stock dividend or similar transaction involving common stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities and Exchange Commission.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

PROSPECTUS DATED JUNE 20, 2005

C.O.R.E. (USA) Community - Oriented Resource Environment
5,000,000 shares of Common Stock at $2.00 per share and
8,299,452 shares of Common Stock by selling stockholders

Up to 5,000,000 common shares of CORE are being sold by CORE at $2.00 per share by one of its officers, on a self-underwritten, best efforts basis, with no minimum purchase requirements by investors. The offering by CORE will commence on the date of this prospectus and will end nine months thereafter unless we sell all the offered shares or we elect to terminate the offering prior to that final date. We will not escrow the funds received in the purchase of our common shares. We will issue certificates for common shares purchased from us within 10 business days after receipt of a fully executed subscription agreement that is accepted by us and confirmation that funds for the purchase are in our account.

Up to 8,299,452 common shares of CORE are being sold by selling stockholders. For the offering of 8,299,452 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement. Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $2.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $2.00 per share. These shares will be sold through a stock medium or exchange if the common shares is admitted for trading or listed thereon or in privately negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

Prior to this offering, there has been no public market for our common shares. We have not yet applied to have our common shares quoted on the OTC Bulletin Board, which is maintained by the National Association of Securities Dealers, Inc. If an application is not filed or if our application to have our common shares quoted on the OTC Bulletin Board is not approved, there will be no trading market for our common shares. The shares will be priced based upon bid and ask quotes submitted by brokers or dealers.

SELLING STOCKHOLDERS MAY BE DEEMED TO BE STATUTORY "UNDERWRITERS" AND THEY AND THEIR BROKERS OR DEALERS MUST CONSULT LEGAL COUNSEL AND READ THE IMPORTANT LEGAL COMPLIANCE INFORMATION UNDER "PLAN OF DISTRIBUTION" HEREIN.

An investor should read the Risk Factors section of this prospectus, commencing on page 8 before deciding whether to invest in these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________________, 2005.

Table Of Contents
Certain Terms and Conventions	5
Prospectus Summary	6
Risk Factors	8
Use of Proceeds	15
Determination of Offering Price	16
Dividend Policy	16
Dilution	16
Selling Security Holders	17
Plan of Distribution	21
Legal Proceedings	25
Directors, Executive Officers, Promoters and Control Persons	25
Security Ownership of Certain Beneficial Owners and Management	27
Certain Relationships and Related Transactions	28
Interests of Named Experts and Counsel	29
Description of Securities	30
Shares of Eligible For Future Sale	31
Business	32
Plan of Operations	48
Legal Matters	49
Experts	49
Indemnifications of Directors and Officers	49
Available Information	49

Certain Terms and Conventions

Unless the context otherwise requires, references in this prospectus to:

"$" refers to United States dollars, unless otherwise stated;

"ASA" refers to All Sports Administration Inc., a Canadian federal corporation;

"ASP" refers to application service provider programs;

"CORE", "we", "us", "our company", or "Company" are to C.O.R.E. (USA) Community-Oriented Resource Environment, Inc.;

"CORE Suite" refers to the suite of software programs licensed from ASA by CORE that allows users to share information and conduct transactions on the internet;

"Dealers" refers to the legal entities that we will be signing up under the Dealership Agreement to market our products and services under the "CORE USA" brand name;

"Providers" refers to the cities, counties, non-profit organizations and businesses who will be providing information and conducting transactions on the internet;

"U.S. dollars" or "US$" are to the currency of the United States;

"Users" refers to the citizens, members and customers who will be using the CORE Suite on the internet;

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information you should consider before investing in our common shares. You should read the entire prospectus carefully, including "Risk Factors", beginning on page 8, and the financial statements and notes thereto, beginning on page 50, before making an investment decision.

C.O.R.E. (USA) COMMUNITY - ORIENTED RESOURCE ENVIRONMENT, INC. was incorporated under the laws of the State of Nevada on December 24, 2003. Our principal office is located at 14320 Marc Road, Maple Ridge, British Columbia, V4R 2G5 telephone (604) 476-1743. Our fiscal year end is December 31.

We are in the business of selling a unique suite of Application Service Provider (ASP) programs and dealerships and developing a dealership network to market a unique suite of Application Service Provider ("ASP") programs to organizations and communities in the United States. This suite of software programs (the "CORE Suite") will be accessed and used over the internet by organizations, communities and individuals to conduct transactions and share information. The name "CORE USA" will be associated with the online presence for communities and organizations in the United States under a single portal located at the website address of http://www.corecity-usa.com. The CORE Suite is now fully functional and organizations may make transactions on the website. No active organizations are currently using the CORE Suite.

Presently, we have not signed up any Dealers. If we sell dealerships, we will have to comply with applicable franchise laws including the requirement to file disclosure documents with the relevant government authorities, including a Uniform Offering Circular.

The proceeds of the offering of 5,000,000 shares will be used to create product awareness, sales and develop our dealership network in the United States. Our dealers will be responsible for marketing the CORE Suite and signing up organizations and communities who will be using our CORE Suite to conduct business and non-profit transactions on the internet. Our only asset is the exclusive license right we have to use the CORE Suite in the United States that we obtained from All Sports Administration Inc. ("ASA").

For more information, you may contact: Tim Thompson, President of CORE at (604) 476-1743.

The Offering of 5,000,000 shares by CORE
Securities Offered by CORE	Up to 5,000,000 shares of common stock offered on a self-underwritten best-efforts basis.
Common Stock Outstanding Prior to the Offering	21,000,000 shares
Common Stock Outstanding After the Offering	26,000,000 shares (assuming all 5,000,000 shares offered by CORE are sold)
Offering Price	The 5,000,000 shares are offered at $2.00 per share for total gross offering proceeds of $10,000,000 if the total offering is sold.
Terms of the Offering

There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open for 9 months commencing on the effective date of this Prospectus, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Use of Proceeds	We will use the $10,000,000 proceeds to pay for offering proceeds, marketing expenses and developing a dealership network in the United States.

The Offering of 8,299,452 shares by the Selling Shareholders
Securities Being Offered

Up to 8,299,452 shares of common stock held by the selling shareholders named in this prospectus. For the offering of 8,299,452 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement.

Offering Price and Plan of Distribution

The selling shareholders named in this prospectus will sell the 8,299,452 shares of our common stock offered under this prospectus at an offering price of $2.00 per offered share unless the offered shares are quoted on the over-the-counter bulletin board. We intend to apply to the over-the-counter bulletin board to ("OTC BB") allow for the trading of our common stock upon us becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock is traded on the OTC BB and a market for our stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Minimum number of Shares to be sold in this Offering	None.
Securities issued and to be issued

21,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 8,299,452 shares to be sold by the selling shareholders under this prospectus have already been issued.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Summary Financial Information and Other Data

The following table contains our summary financial and other data. The financial information has been derived from our audited financial statements as of and for the periods indicated below. You should read this information together with our financial statements and related notes to those statements, "Selected Financial Information and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our December 31, 2004 Year Ended financial statements are prepared by Dale, Matheson, Carr-Hilton, Labonte in accordance with accounting principles generally accepted in the United States. The auditor has issued their report with a caution that our financial statements have been prepared assuming that CORE will continue as a going concern. The auditor has stated that CORE has a working capital deficiency, a capital deficiency, has incurred significant losses since inception and further losses are anticipated in the development of its products raising substantial doubt about CORE's ability to continue as a going concern.

The following table summarizes the statement of operations and balance sheet data for our business:

As of Fiscal Year Ended December 31, 2004		As of Three Month Period Ended March 31, 2005
Balance Sheet Data:
Working Capital (deficit)	($38,406)	($36,145)
Total Assets	$67,922	$64,300
Total Liabilities	$66,328	$60,445
Shareholder's Equity (Deficit)	$1,594	$3,855

Statement of Operations Data:
Revenue	Nil	Nil
Total Expenses	$52,523	$1,937
Net Income (Loss)	($51,386)	($1,937)

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "will", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations would be materially adversely affected by any of these risks.

You should also review our disclosure under the heading "Forward Looking Statements" for additional risks and uncertainties that could cause our actual results to differ materially from those anticipated.

Risks Related to the Operations of our Company

Because we have not commenced business operations, we have a higher risk of failure.

Since our incorporation on December 24, 2003 we have been inactive and had no revenues from operations. We plan to execute our business plan that is an untested business model based on our ability to market and develop a dealership network to sell our products and services using the CORE Suite on the internet. The success of our business will depend on the degree of acceptance by the public in using our services on the internet. The concept of providing a single internet portal for communities to transact business and share information on the internet is an untested business model. Our entire business plan is based on a License Agreement with All Sport Administration Inc. ("ASA"). We do not own any intellectual property except for our exclusive right to use the CORE Suite in the United States granted to us by ASA under the License Agreement. We have no way to evaluate the likelihood of our success. The Company has no history of revenue or profitability and no assets except our license agreement with ASA. No assurance can be given that the Company will develop revenue at the rates projected. No assurance can be given that rates will be sufficient to sustain the business.

Ability to Continue as a Going Concern

The auditor has issued their report with a caution that our financial statements have been prepared assuming that CORE will continue as a going concern. The auditor has stated that CORE has a working capital deficiency, a capital deficiency, has incurred significant losses since inception and further losses are anticipated in the development of its products raising substantial doubt about CORE's ability to continue as a going concern.

If we fail to comply with franchise laws, we will be subject to fines, penalties or injunctions.

When we begin to sell dealerships, we believe that we will be in substantial compliance with all federal and state franchising laws and the regulations promulgated thereunder and have obtained all licenses and permits necessary for the conduct of our business. Pursuant to Federal Trade Commission ("FTC") regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We will use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. We are NOT currently authorized to sell franchises in any of the 50 states. Failure to comply with such laws and regulations in the future could subject us to civil remedies, including fines or injunctions, as well as possible criminal sanctions, which would have a material adverse effect on us. Our dealerships are also subject to various federal, state and local laws affecting their franchise businesses, including state and local licensing, zoning, labor and various safety and other standards. The failure of a dealership to comply with applicable regulations could interrupt the operations of the affected dealer or otherwise adversely affect the dealership.

We may be in violation of anti-trust and price fixing laws in the United States.

Our dealership business model is based on the internet and relies on our ability to set prices for transaction fees as well as for the products and services that our Dealers provide to the Customers. Without this ability to control these prices, it would be a costly and time consuming exercise to have to change the software program for each Dealer. We will negotiate with Dealers where it is in the best interest of both parties to agree on adjustments to the transaction fee and the prices of our products and services. To the extent that we have the ability to set prices generally for the Dealers, we may be violating laws with respect to anti-trust and price fixing laws in the United States. Management does not provide any assurances that CORE is in compliance with such laws now or in the future. If our business model is found to be in violation of anti-trust and price fixing laws, we may be subject to penalties or sanctions imposed by regulatory authorities on our business that could have an adverse and material impact on CORE.

If our President decides to leave our Company or if we cannot keep or attract key executives, our business will not succeed.

The Company is in large part dependent on our President and any key executives that we decide to hire after receiving funds from this offering. The loss of our President and any key executives could have a material adverse effect on the Company. Our business success is also dependant on our ability to attract and retain qualified employees to meet the Company's operational needs. We believe that we will be able to attract and retain key employees, to this organization, however there are no assurances that we will be able to do so. If we cannot attract or keep our key executives, we will not be able to execute our business plan and our business will fail. Presently, we do not have any employment agreements with our President and any employees.

Our success will depend heavily on our ability to sign up Dealers in the United States.

Our business model is based on the assumption that we can sign up Dealers to market and sell our products and services. In order for us to expand into the United States, we need to enter into contractual relationships with as many Dealers as possible. We provide no assurances that we can sign up Dealers, or if we do, we cannot guarantee that the Dealers will be effective in marketing our services and signing up cities, non-profit organizations, and businesses. Without a critical mass of users and customers in the United States using the CORE Suite, we will not succeed in executing our proposed business plan.

Our business may not be successful if our Dealers do not generate revenue from the operation of their dealership.

To date, we have received no revenue from our Dealers because we have not signed up any Dealers. Initially, our revenues will depend on the sale of dealerships in the United States. In the future, we will be relying upon ongoing royalties from our dealerships. Royalties from our Dealers will depend upon their success in generating transactional revenue in the operation of their dealerships. Dealers are required to follow our operations manual and the probability of Dealer success will depend on the dealerships' execution and adherence to our business model and operations manual. We do not give any assurances that our Dealers will be successful in executing on the dealership model and following the operations manual. If they are not successful, we will not receive any royalty revenue from our Dealers.

Reliance on All Sports Administration Inc. for software modification, maintenance and security.

The Company is dependant on software licensed from ASA and the availability of that software through the Internet. ASA will also be providing upgrades, modifications, maintenance and security for the CORE Suite. We are obligated under the License Agreement to use ASA for all major customizations of the CORE Suite. The success of ASA is a factor in the success of CORE. We are entirely reliant upon ASA's technical ability to keep our software secure and updated. ASA controls our CORE Suite on ASA servers and we have no control over the security and access of the CORE Suite. We also do not have control over the customization of our software to the extent that any modifications to the CORE Suite would have to be made by ASA's programmers. We have no control over the quality of the software being developed by ASA. If there are programming errors in the software, we are entirely dependent upon ASA to correct the errors. Any downtime resulting from programming errors will affect customer satisfaction and may discourage use of our software by Providers and the public.

If we do not obtain adequate financing in this offering or in future financings, our business will fail.

Presently, we do not have any working capital to run our business. In order for us to execute our business plan, we need the funds raised in the offering. If we do not receive at least $2,000,000 from the offering, we cannot commence executing on our business plan. This is not a minimum offering. Any funds that we raise, we will keep regardless of the amount. To the extent that if we do not raise at least $2,000,000, we will have to dramatically reduce our planned expansion in the United States. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. In addition, if our projections for revenue do not materialize quickly, we will require additional financing in a very short period of time. There are no assurances that we can raise these additional funds to keep our business in operations. This will delay our projected growth and will have a material and adverse effect on the market price of our common shares.

If we do not make the required payments under our License Agreement, we will lose the license granted by ASA to us.

Under our License Agreement with ASA and starting on January 1, 2006, we must pay ASA an annual renewable license fee of $60,000 for the right to use the CORE Suite in the United States. Each year thereafter this fee increases by an additional $60,000 per year for the next twenty years. Our last payment under the License Agreement will be made on January 1, 2025 for $1,200,000. If we do not have enough funds to make this payment, we will be in default under the License Agreement and may lose our license to use the CORE Suite. If we lose our license right to use the CORE Suite, we cannot operate as a viable company.

If the License Agreement is terminated we cannot compete against ASA's business for two years.

Under the License Agreement, we cannot generally compete with the business anywhere in the United States, or in any other country in which ASA or any of its affiliates, or other licensees of ASA are conducting business for a period of two years after the termination of the License Agreement. To the extent that we cannot operate our business, we will suffer material and adverse losses resulting from any termination of the License Agreement.

Risks related to projections of revenue and expansion plans.

We have made projections for our business plan that are subject to numerous risks. You should not accept our projections without analyzing the basis of our assumptions. If one of these assumptions about growth targets is incorrect, we will not be successful in the execution of our business plan. The projections set forth in this prospectus, while numerically specific, are based on a number of estimates and assumptions, which although considered reasonable by the management, are inherently subject to significant business, economic, and competitive uncertainties. Many of these uncertainties are outside of our control and future business decisions may be subject to change. While management believes the Company will be able to achieve the projected results, actual results may vary.

We may not be able to adequately protect our intellectual property rights, which could cause us to be less competitive.

We rely on contractual agreements to protect our intellectual property rights. We do not have any copyright, patent, or trademark protection for our software products, and neither does ASA. Despite our efforts to contractually protect our intellectual property rights, unauthorised parties may attempt to copy or otherwise obtain and use our technology. We cannot be certain that the steps we have taken will prevent misappropriations of our technology. Under the License Agreement, we rely on ASA to defend any violation of intellectual property rights concerning the use of the CORE Suite. There are no assurances that ASA will enforce our intellectual property rights in a timely and effective manner.

Existing major shareholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control.

Prior to this offering, Tim Thompson beneficially owns, in the aggregate, approximately 53% of our outstanding common shares. This shareholder will be able to exert significant control over all matters requiring shareholder approval, including but not limited to the election of directors and approval of significant corporate transactions. This voting power could delay or prevent an acquisition of CORE on terms that other shareholders may desire.

Our Company is vulnerable to conflict of interest problems.

Our director, and senior officer, Tim Thompson, is also a director, officer and controlling shareholder of ASA. ASA is a contractual party under the License Agreement with CORE whereby ASA has granted an annual renewable license to CORE for the use of the CORE Suite. This relationship with ASA will create conflict of interest problems for Mr. Thompson and affect our Company. There are no assurances that Mr. Thompson will not act to the detriment of our Company in contract relationships and negotiations with ASA under the License Agreement or other future contractual matters with ASA. Under the License Agreement, we are obligated to make significant payments to ASA for the right to use the CORE Suite in the United States. To the extent that the terms of the License Agreement may be arbitrarily amended by Mr. Thompson as an ASA control person, we may suffer a material adverse effect in our financial situation and operational affairs. We also have an option to purchase the intellectual property assets from ASA for a purchase price of $6,000,000. Until we exercise the purchase option, ASA has the ability to license the CORE Suite to third parties for their exclusive use in territories other than the United States. Until we exercise the purchase option, we have no control over the negotiation process and ASA, and Mr. Thompson, may negotiate terms that are unfavourable to CORE, which may affect CORE's later decision to exercise the purchase option. For example, ASA may negotiate royalty payments for itself that will make it undesirable for CORE to exercise the purchase option to purchase the ASA intellectual property assets for $6,000,000. Under the License Agreement, until we exercise the purchase option, ASA must offer us a first right of refusal if ASA decides to sell licenses to any third party or a third party makes an offer to purchase such license. There are no guarantees that we will have the financial capability to purchase the third party licenses if we are offered the right of first refusal. In addition, after we exercise the purchase option, ASA has the sole discretion to sell to CORE any non-United States third party licenses previously negotiated but at a mutually agreed upon price. If CORE cannot purchase these third party licenses, CORE will not be able to expand and grow beyond the territory of the United States. This will affect the future financial prospects and profitability of CORE.

Under the License Agreement, we are obligated to use ASA for all major customizations of the CORE Suite. Since Mr. Thompson controls ASA and is a principal of our Company, he may negotiate terms and conditions for the software customizations that are unfavorable to us.

Risks Related to the Internet Industry

Because internet businesses do not have any barriers to entry, other software companies or internet companies may compete against us very quickly and easily.

CORE and the Dealers may encounter competition from existing software companies or application service providers that offer some or all of the products in the CORE Suite of software. The internet business has no barriers to entry and competitors may compete against us in a very short period of time. Currently, companies, organizations and municipalities use a variety of solutions unique to each situation. Other software companies or application service providers may decide to provide products similar to the CORE Suite. To the extent that these companies are larger than us and have greater access to financial and programming resources, these competitors may take away our business. Our competitors, especially if they are based in the United States, may have better access to and business relationships with the cities and organizations, which we seek to recruit as our customers. The impact of competition on the Company's business plan is uncertain. In the future, sustained or extensive competition could have a material adverse effect on the Company's revenues, earnings potential and operational effectiveness.

United States privacy laws may force us or ASA to disclose personal information belonging to our customers.

As a United States corporation doing business in the United States and dealing with personal information and databases, we may be subject to United States privacy laws including the U.S. Patriot Act. Under the U.S. Patriot Act or other applicable privacy laws, we may be required to disclose personal information belonging to our customers to the United States government authorities. ASA controls our database and to the extent that we are required to disclose such information, ASA, indirectly and if subject to the jurisdiction of the U.S. Patriot Act or any other applicable privacy laws, regulations or administrative rules, may also be required to disclose the personal information of our customers if requested by the United States government authorities. If we or ASA are required to disclose such personal information, we may lose our customers and/or they will stop using the CORE Suite. The existence of the U.S. Patriot Act may deter people from using the CORE Suite at the very beginning of our operations. We cannot predict how our customers will react to the U.S. Patriot Act and other privacy laws. Any changes to such laws may have an adverse effect on our business, which relies on our customers trusting us with their personal information.

We face risks associated with Internet security and the security of our systems

A significant barrier to the growth of e-commerce and communications over the internet has been the need for secure transmissions of confidential information. The CORE Suite is accessed on the internet by our users and customers. ASA controls the security of the CORE Suite. ASA relies on encryption and authentication technology licensed from third parties to provide the protections necessary to effect secure transmission of confidential information. ASA also relies on security systems designed by third parties and the personnel in third party operation centers to secure our data centers. Any unauthorized access, computer viruses, accidental or intentional actions and other disruptions could materially adversely affect our operations. We or ASA may incur significant costs to protect against these interruptions and the threat of security breaches or alleviate problems caused by such interruptions or breaches, and we or ASA may expend significant financial resources in the future to equip ASA's network servers with state-of-the-art security measures. If a third party were able to misappropriate our user's or customer's personal or proprietary information, including credit card information, during the use of the CORE Suite, we could be subject to claims, litigation or other potential liability.

In addition to privacy laws, we may become subject to other burdensome government regulation and legal uncertainties related to the internet industry.

It is likely that laws and regulations directly applicable to the internet or to the business of ASA as an application service provider may be adopted. These laws may cover a variety of issues, including the pricing, characteristics and quality of products and services. The adoption or modification of laws or regulations relating to commerce over the internet could materially adversely affect our business operations. Moreover, the applicability of existing laws to the internet and internet application service providers is uncertain. These existing laws could expose us to substantial liability if they are found to be applicable to our business. For example, we plan to provide services over the internet in many states in the United Stares, and we facilitate the activities of our customers in these jurisdictions. As a result, we or our Dealers may be required to qualify to do business, be subject to taxation or be subject to other laws and regulations in these jurisdictions.

We may be subject to legal claims in connection with the information disseminated through our network of users and communities.

As a provider of internet application services, we may face potential direct and indirect liability for claims of defamation, negligence, copyright, patent or trademark infringement, violation of securities laws and other claims based on the nature and content of the materials disseminated through our network in the United States. For example, lawsuits may be brought against us claiming that content distributed by some of our future users and customers may be regulated or banned. In these and other instances, we may be required to engage in protracted and expensive litigation, which could have the effect of diverting management's attention and require us to expend significant financial resources. Our general liability insurance, if we decide to purchase such insurance, may not necessarily cover any of these claims or may not be adequate to protect us against all liability that may be imposed.

In addition, businesses, organizations and individuals may send unsolicited commercial e-mails to our users from ASA's server to massive numbers of people, typically to advertise products or services. This practice, known as "spamming," can lead to complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. Although we plan to prohibit our users and customers by contract from spamming, we cannot assure you that our users and customers will not engage in this practice, which could subject us to claims for damages.

Risks Associated with this Offering

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the NASD's OTC Bulletin Board. There are no assurances that we will be successful in having our shares quoted on the OTC Bulletin Board. There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

Possible depressive effect of future sales of common stock.

As of the hereof, the Company has 21,000,000 issued and outstanding shares of common stock, including those being offered for resale in this registration. The 8,299,452 shares of common stock offered by the selling stockholders will be freely tradable without restriction under the Securities Act when our registration statement becomes effective and an additional 5,000,000 shares may be sold by us from treasury, which will also be freely tradable.

Subject to restrictions on transfer referred to below, all other shares of common stock which the Company has not registered are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock.

Our shares are considered penny stock and any investment in our shares will be considered a high-risk investment and are subject to restrictions on marketability.

We are selling our shares at $2.00 per share. If the bid price of our shares is less than $5.00 per share, our shares are considered "penny stock" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Brokers effecting transactions in a penny stock are subject to additional customer disclosure and record keeping obligations. The additional obligations include disclosure of the risks associated with low price stocks, stock quote information and broker compensation. In addition, brokers making transactions in penny stocks are subject to additional sales practice requirements under the Exchange Act. These additional requirements include making inquiries into the suitability of penny stock investment for each customer or obtaining the prior written agreement of the customer for the penny stock purchase. Because of these additional obligations, some brokers will not effect transactions in penny stocks. If our shares trade below $5.00 per share when our Company is quoted for trading on the OTC Bulletin Board, this designation would have an adverse effect on the liquidity of our shares and your ability to sell our shares.

Our shareholders could experience dilution of their ownership interest if we issue shares that are purchased by third parties.

Under Nevada corporate law, shareholders of CORE do not have preemptive rights. This means that our shareholders do not have the legal right to purchase shares in a new issue before they are offered to third parties. In addition, our board of directors may approve the issuance of shares in many instances without shareholder approval. As a result, our shareholders would experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

You have no benefit of an underwriter's due diligence.

This Prospectus includes a direct offering by us of shares at $2.00 as shown on the Prospectus cover page. There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter being involved in the preparation of information for disclosure and the pricing of the securities being offered as well as other matters. Accordingly, there can be no guarantee as to the number of shares that may be sold or the amount of capital that may be raised by this offering. No person or group has made any commitment to purchase any or all of our securities being offered. We have not been advised by any of our officers, directors, or current shareholders of their intention to purchase any shares from CORE. If they do purchase shares, it will be at the same terms as offered to the public and in compliance with Regulation M of the Securities Exchange Act of 1934. Our President, Tim Thompson, will work diligently to find purchasers for our securities. We cannot state at this point how many shares will be sold. This offering will begin as soon as practicable after this registration statement becomes effective and will continue for the next nine months.

Issuance of preferred stock may affect the rights of common shareholders.

The Company's Board of Directors has the authority to issue up to 25,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without further vote or action by the shareowners. The rights of the owners of common stock will be subject to, and may be adversely affected by, the rights of the owners of any preferred stock that may be issued in the future. While the Company has no present intention to issue shares of preferred stock, such issuance could have the effect of making it more difficult for a third party to acquire a majority of the outstanding stock of the Company. See "Description of Securities"

Use Of Proceeds

The net proceeds to us from the sale of up to 5,000,000 shares offered hereby at a public offering price of $2.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $60,331 for legal, accounting, printing and other costs in connection with the offering.

The table below shows how proceeds from this offering would be used for scenarios where our Company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we plan to invest the net proceeds in investment-grade, short-term, interest bearing securities.
Percent of total shares offered	25%	50%	75%	100%
Shares sold Gross proceeds from offering Less: Offering Expenses (1) Net Offering Proceeds Use of Net Proceeds: - Salaries (2) - Marketing(3) - Office Rent(4) - Working Capital (5)	1,250,000 $2,500,000 $60,331 $2,532,131 $130,000 $500,000 $30,000 $1,872,131	2,500,000 $5,000,000 $60,331 $4,939,669 $260,000 $1,000,000 $30,000 $3,649,669	3,750,000 $7,500,000 $60,331 $7,439,669 $390,000 $2,000,000 $30,000 $5,019,669	5,000,000 $10,000,000 $60,331 $9,939,669 $520,000 $3,000,000 $30,000 $6,389,669
Total Net Offering Proceeds	$2,532,131	$4,939,669	$7,439,669	$9,939,669

(1) The estimated offering expenses consist of the following: $3,131 SEC Registration Fee, $51,000 Legal Fees and Expenses, $200 Printing and Shipping, $5,000 Accounting Fees, $1,000 Transfer Agent and Miscellaneous fees.

(2) Estimated executive compensation based on the annual salaries of the Chief Executive Officer ($120,000), Chief Financial Officer ($100,000) and the Vice-President of Marketing ($100,000). Support staff based on 5 employees at an estimated average annual salary for each employee of $40,000. Staffing level and executive compensation will be scaled down depending on the proceeds raised in the Offering. For example, if only 50% of the funds are raised, executive compensation and employee staffing will be reduced to $260,000 for the first 12 months, thus we will only hire a CEO and three employees. Decisions to hire additional employees and executives will be made depending on how much revenue we can generate from operations. After the initial start-up costs are incurred, the Company plans to maintain a breakeven cash-flow at all times.

(3) The marketing expenditures will include retaining the services of a national advertiser and the execution of an advertising campaign that will include traditional media such as television, radio, and print as well as internet advertising and promotion.

(4) Office rent based on a monthly lease of $10,000 assuming that a regional office is established in the North West Region. (5) Any excess funds will be allocated towards working capital and future expansion into other dealership regions of the United States in accordance with our business plan. Our Annual Renewable License Fees, which is due on January 1 of each calendar year under the License Agreement with ASA, will be paid out of available working capital. On January 1, 2006, we are required to pay $60,000 to ASA and this fee increases each subsequent year by an additional $60,000 and the last payment of $1,200,000 will be due on January 1, 2025.

It is possible that no proceeds may be raised from this offering. If we are not able to pay our offering expenses we will incur further losses.

This is not a minimum offering. Regardless of the amount of money raised in this Offering, proceeds will not be returned to the investors. Management will utilize all proceeds received from the offering in implementing our business plan. If less than 25% of the shares are sold in the offering, this will limit our ability to proceed in accordance with our business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

Investors should understand that we have wide discretion over the use of proceeds within the context of the business plan. Therefore, our decisions may not be consistent with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Prior to this offering of our common shares, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our common shares for the public offering, when sold by us, will be $2.00 per share.

The offering price of our common shares sold by us has been arbitrarily determined by us and should not be construed as indicative of the value of our common shares. There can be no assurance that any of our common shares could be sold for the offering price of $2.00 or for any other amount.

There is no established public market for the common shares being registered. As a result, the offering price and other terms and conditions relative to the common shares offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

The selling stockholders intend to sell their shares on the open market. Presently, our common shares are not traded on any public market, we intend to have our shares quoted for trading on the OTC Bulletin Board ("OTCBB") as soon as possible after the effective date of this registration statement The price of our common shares, when sold by the selling stockholders, will be determined by brokers or dealers and market makers in negotiated transactions, or trades over the open market. Among factors which may be considered by brokers or dealers, market makers and investors to determine the price for the selling stockholders' shares of our common shares in the public market are:
▪	estimates of our business potential;
▪	prevailing market conditions in the internet industry;
▪	an evaluation of other companies comparable to us and their ability to effectively compete with our technology.

Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $2.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $2.00 per share.

DIVIDEND POLICY

We have not previously paid any cash dividends on our common shares and do not anticipate or contemplate paying dividends on our common shares in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The declaration of any dividend is subject to the discretion of the board of directors.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Dilution is the difference between the public offering price of $2.00 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

Our net book value prior to the offering, based on the December 31, 2004 financial statements, was approximately $1,594 or $0.00 per common share. As of the year ended December 31, 2004 there were 16,000,000 shares outstanding. Prior to selling any shares in this offering, we had 21,000,000 shares of common stock outstanding. We are now offering up to 5,000,000 shares at $2.00 per share.

If all shares offered herein are sold, we will have 26,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $10,001,594 or approximately $0.38 per share. This would result in dilution to investors in this offering of $1.62 per share, or approximately 80.77% from the public offering price of $2.00 per share. Net tangible book value per share would increase $0.38 per share for our current shareholder.

SELLING SECURITY HOLDERS

The following list assumes all shares which will be registered based on the filing of this prospectus are sold by the selling stockholders.

Selling Stockholders (1)	Shares Owned Prior to Offering	Percentage of Issued and Outstanding Shares Prior to Offering (%)	Shares Registered	Shares Owned Following Offering (2)	Percentage of Issued and Outstanding Shares After Offering (%)
Aihong Helen Wu (3) Vancouver, BC	25,000	0.12	25,000	Nil	Nil
Aihong Helen Wu and Zhongze Dong (3) Vancouver, BC	25,000	0.12	25,000	Nil	Nil
Andreas Rose (3) Cuxhaven, Germany	20,000	0.10	20,000	Nil	Nil
Angela L. Bowolin (3) North Vancouver, BC	25,000	0.12	25,000	Nil	Nil
Bill Erichson (3) (4) North Vancouver, BC	115,000	0.55	115,000	Nil	Nil
Blinky Investments Trust (3) Burnaby, BC	460,781	2.19	160,781	300,000	1.15
Bob Martz (3) Coquitlam, BC	10,000	0.05	10,000	Nil	Nil
Bonnie Whelen (3) West Vancouver, BC	66,667	0.32	66,667	Nil	Nil
Bryan Leuking (3) Richmond, BC	20,000	0.10	20,000	Nil	Nil
Carlos Galindo y Zarate Fernandez (3) Vancouver, BC	240,000	1.14	240,000	Nil	Nil
Cathie Hayes (3) White Rock, BC	50,000	1.14	50,000	Nil	Nil
Connie Cumming (3) Burnaby, BC	10,000	0.05	10,000	Nil	Nil
Cyril Samorodin (3) Nelson, BC	25,000	0.12	25,000	Nil	Nil
Dr. Ted Robinson (3) Auckland, New Zealand	10,000	0.05	10,000	Nil	Nil
Mary-Ellen Rennie (3) Delta, BC	5,000	0.02	5,000	Nil	Nil
Nicholas Prevost (3) Delta, BC	5,000	0.02	5,000	Nil	Nil
Heike Andersen, Trustee of Estate of Karl Reinhold (3) Coquitlam, BC	153,770	0.73	20,000	133,770	0.51
Howard Toews (3) Delta, BC	5,000	0.02	5,000	Nil	Nil
Johnsen Family Trust (3) Vancouver, BC	460,781	2.19	100,000	360,781	1.39
Jorge Guerrero Burnaby, BC	35,000	0.17	35,000	Nil	Nil
Kerry G. Cranfield (3) White Rock, BC	20,000	0.10	20,000	Nil	Nil
Liliana Rosas (3) Burnaby, BC	100,000	0.48	100,000	Nil	Nil
Loyd Johnsen (3) Chilliwack, BC	17,000	0.08	17,000	Nil	Nil
Luciano and Margaret Sincovich (3) Parksville, BC	23,334	0.11	23,334	Nil	Nil
Myriam Callot (3) West Vancouver, BC	10,000	0.05	10,000	Nil	Nil
Raymond Edward Chung (7) Coquitlam, BC	50,000	0.24	50,000	Nil	Nil
Ron G. Cranfield (3) Harrison Hot Springs, BC	160,000	0.76	160,000	Nil	Nil
Ron Turner North Vancouver, BC	35,000	0.17	35,000	Nil	Nil
Stanley Cayer Vancouver, BC	286,670	1.37	100,670	186,000	0.72
Steve Cymet (3) North Vancouver, BC	17,000	0.08	6,000	11,000	0.04
Ted Jest (3) North Vancouver, BC	10,000	0.05	10,000	Nil	Nil
Peter Odehnal (7) West Vancouver, BC	350,000	1.67	350,000	Nil	Nil
Vladimir Oskolkov (3) Vancouver, BC	35,000	0.17	35,000	Nil	Nil
Yvonne Larochelle (3) Vancouver, BC	70,000	0.33	17,000	53,000	0.20
John Jansen North Vancouver, BC	50,000	0.24	50,000	Nil	Nil
Kim Peterson(7) Port Coquitlam, BC	30,000	0.14	30,000	Nil	Nil
Len Stone (3) Burnaby, BC	250,000	1.19	250,000	Nil	Nil
Jay Babiak Langley, BC	3,000	0.01	3,000	Nil	Nil
Laurie Antonichuk Langley, BC	100,000	0.48	100,000	Nil	Nil
Herbert Wudy New Westminster, BC	160,000	0.76	160,000	Nil	Nil
Abdolsamad Mansoor West Vancouver, BC	69,000	0.76	69,000	Nil	Nil
Shahnam Mohajerin North Vancouver, BC	45,000	0.21	45,000	Nil	Nil
Peter Wudy Vancouver, BC	36,000	0.17	36,000	Nil	Nil
Tranquility Bay Investments Ltd. (5) Vancouver, BC	1,000,000	4.76	350,000	650,000	2.50
Paramount Trading Company Inc. Geneva, Switzerland	1,000,000	4.76	1,000,000	Nil	Nil
Richard Bullock Belfast, Northern Ireland	2,000,000	9.52	2,000,000	Nil	Nil
EN & P Investments AG Zurich, Switzerland	250,000	1.19	250,000	Nil	Nil
David Pahl Surrey, BC	750,000	3.57	750,000	Nil	Nil
EPSOM Investment Services NV Geneva, Switzerland	1,000,000	4.76	1,000,000	Nil	Nil
Tim Thompson (4) (6) Maple Ridge, BC	11,205,997	53.36	300,000	10,905,997	41.95
Total	20,900,000		8,299,452

(1) Except as disclosed herein, none of such shareholder is known to have any position, office or other material relationship with CORE.

(2) The last two columns in this table assume the sale of all of our shares offered in this prospectus by the selling shareholders. However, we do not know whether the selling shareholders will sell all or less than all of their shares.

(3) Previous shareholder of ASA. The shares of ASA were sold to Tim Thompson for nominal consideration.

(4) Director of CORE.

(5) David Smalley, a director of CORE has only a contingent beneficial interest in a trust that owns the shares of Tranquility Bay Investments Ltd. The trust is the registered owner of less than 1% of the shares of Tranquility Bay Investments Ltd. Under the trust arrangement, David Smalley cannot acquire control, directly or indirectly, of Tranquility Bay Investments Ltd.

(6) President, director and principal shareholder of CORE. 10,000,000 shares were issued on May 25, 2004 and 1,205,997 shares were issued on February 28, 2005. The 300,000 shares being qualified for resale under this prospectus are from the block issued on February 28, 2005.

(7) Consultant of CORE performing various services including software development, accounting and web design.

PLAN OF DISTRIBUTION

Self Underwriting by CORE

The 5,000,000 shares being offered by CORE will be sold by the efforts of Mr. Thompson, Chief Executive Officer, President and a director of the Company. He will not receive any commission from the sale of any shares. He will also not register as a broker or dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker or dealer. These conditions included the following:
(1)	None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,
(2)	None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,
(3)	None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and
(4)

All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (c) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Offering Period; No Minimum Offering; Target Purchasers

This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

If we decide to offer our securities in the United States, we will have to comply with the securities laws of the applicable states, commonly referred to as "Blue Sky" laws. State Blue Sky administrators typically assess not only the sufficiency of disclosure but also the fairness of the offering. However, the U.S. Congress enacted the National Securities Market Improvement Act of 1996 to specifically preclude the various states from requiring the registration of certain "covered securities," which include nationally traded securities, or securities listed or authorized for listing on the New York Stock Exchange or the American Stock Exchange or included or qualified for inclusion on the Nasdaq National Market. The Blue Sky requirements generally will be relevant only with respect to those companies whose securities will not be listed on those stock exchanges or the Nasdaq National Market. Our present intention is only to be listed on the OTC Bulletin Board, therefore, we will have to comply with the state securities laws of the applicable state for and in which we decide to make offers or sell securities. If we decide to offer or sell our securities outside the United States, we will also have to comply with applicable securities laws of the jurisdiction of residence of our investors. We have not made any specific preferential allocations to any group of targeted investors, including offerings to existing shareholders, directors or employees.

To the extent known to the Company, major shareholders, directors or members of the Company's management, supervisory or administrative bodies do not intend to subscribe in the offering, nor does the Company have knowledge that a person intends to subscribe for more than 5% of the offering.

Possible Use of Brokers or Dealers to Sell Shares

As of the date of this Prospectus, we have not retained a broker or dealer for the sale of our securities. If we engage brokers or dealers in a selling syndicate after the effective date of this Registration Statement, we will furnish that information by an updated Prospectus. Before any broker or dealer could participate in the offering, it must obtain a "no objection" position on the terms of the underwriting compensation from the NASD's Corporate Finance Department.

Procedure of Subscription

If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a cheque or wired funds to us, for acceptance or rejection. You may subscribe for any number of shares in this offering. All checks should be made payable to "CORE (USA) Community - Oriented Resource Environment, Inc. "

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered assets of CORE once cleared by our bank. Subscription funds will not be deposited in an escrow account. Certificates for the shares purchased will be issued and distributed by our transfer agent, within 10 business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor in his subscription agreement by regular mail.

Prospectus Information Available

We may advise prospective investors that our Registration Statement, including this Prospectus, and updated reports, are available on the SEC website at http://www.sec.gov. Notices of the offering and how to get a Prospectus may be posted on our CORE website at http://www.corecity-usa.com if set up for this purpose, or in selected newspapers and other publications, and may be sent to interested parties by mail. These notices will be in the "tombstone" form permitted by Rule 134 under the Securities Act of 1933 and in accordance with SEC Release No. 33-7856.

No person, individual or group has been authorized to give any information or to make any representations in connection with resales other than those contained in this Prospectus. Any information or representations not in the Prospectus must not be relied on as having been authorized by our officers or us. This Prospectus is not an offer to sell, nor a solicitation of an offer to buy, any of the securities it offers, to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale shall, under any circumstances, create any implication that the information in this Prospectus is correct as of any date later than the date of this Prospectus.

Shares Offered by Selling Stockholders

Summary

We have agreed to register for public resale, our common shares which have been issued to the selling stockholders. The selling stockholders will receive all of the net proceeds from their sales. Prior to listing on OTCBB, the selling stockholders may, from time to time, sell all or a portion of the common shares of our Company, which they own at $2.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $2.00 per share. The selling stockholders may also sell their common shares of our Company in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

For the offering of 8,299,452 shares by the selling shareholders, the Company plans to update the Registration Statement for a period of nine months after the effective date of the Registration Statement.

The selling stockholders may sell their common shares of our Company directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.

The selling stockholders and any brokers, dealers or agents that participate with the selling stockholders in sales of their common shares of our Company may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of our common shares offered hereby other than broker or dealer discounts and commissions.

Selling Stockholder's "Underwriter" Status; Prospectus Delivery Requirement

As indicated on the Prospectus cover page, all shareholders as of the date of this Prospectus who resell such shares may be deemed to be statutory "underwriters" (as defined in Securities Act of 1933 Section 2(11)) and "engaged in a public distribution". Accordingly, CORE intends to mail a Prospectus to each shareholder. Each should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling stockholders and certain brokers and dealers are required to deliver a Prospectus 48 hours prior to confirming sales. See the back cover page of the Prospectus. Additional copies of the Prospectus may be printed by accessing it on the SEC Website at http://www.sec.gov, or it may be obtained by writing, calling or faxing CORE as shown in the "Summary" herein. See "Selling Security Holders" above for information as to the largest shareholders, the amounts owned, and any relationships with CORE.

Suggested Selling Stockholder's Underwriting Compliance Procedures

Except as indicated under "Selling Security Holders" none of the shareholders is known to CORE to be a broker or dealer or to have any experience in the distribution of securities or to have any material relationships with CORE. CORE is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price. We are not aware of any intent by our officers, directors or principal shareholders to purchase shares from selling stockholders.

It is suggested to selling stockholders that, to avoid technical violations of underwriting regulations, they should observe the Prospectus delivery requirement described above and on the back cover of the Prospectus, as well as the following suggested procedures, and also consult legal counsel. These suggestions do not constitute legal advice nor any representation or warranty that these are necessary or sufficient to comply with, or avoid enforcement action (civil or criminal) for alleged violations of, any type of law. Shareholders engaging in any direct or indirect transactions of any nature as to any of CORE's securities do so at their own risk and expense. All sales should be conducted through brokers or dealers, who should be given a copy of the Prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a "public distribution" by statutory "underwriters" (selling stockholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in by or on behalf of shareholders before or after the sale. CORE's public reporting status should be brought to the brokers' or dealers' and buyers' attention. Updated information about CORE will be in its reports to the SEC at http://www.sec.gov. See "Available Information" near the end of the Prospectus, for further details on how to obtain copies of such reports.

Although isolated resales often are exempt from state "blue sky" securities regulation and registration requirements, and the reporting company status of an issuer broadens the availability of resale exemptions, selling stockholders should be cautious in view of their "underwriter" status in the eyes of the SEC and NASD. They are urged to consult qualified local securities counsel. CORE is not undertaking, and it will be the selling stockholders' responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this Prospectus) if needed for resales in a particular state.

The selling stockholders may offer their common shares at various times in one or more of the following transactions:

▪	in over-the-counter market;
▪	in private transactions other than in the over-the-counter market;
▪	in connection with short sales of our shares;
▪	by pledge to secure debts and other obligations; or
▪	in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $2.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $2.00 per share.

The selling stockholders may use brokers or dealers to sell their shares. Sales through brokers or dealers may involve one or more of the following:

▪

block trades in which the broker or dealer so engaged will attempt to sell the selling stockholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or
▪	ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling stockholder, such broker or dealer may either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling stockholders may act as principals or agents in connection with the offer or sale of shares by selling stockholders.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.

Selling stockholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

▪	shall not engage in any stabilization activity in connection with our securities;
▪	shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and
▪	shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling stockholders and any brokers, dealers or agents that participate with the selling stockholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Canadian Securities Law

Since many of the selling shareholders are residents of British Columbia, they have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares which are being registered for resell by this prospectus. The selling shareholders may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell their shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller's residential address or registered office is in British Columbia.
(3)	A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.
(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Shareholders who are resident of other Canadian provinces, and shareholders of CORE generally, should seek independent legal advice with respect to the shareholder's ability to resell their securities.

LEGAL PROCEEDINGS

We are not currently involved in any material litigation, and in the opinion of our management, we are not subject to any pending or threatened litigation or similar proceedings which could reasonably be expected, if decided adversely to us, to have a material adverse effect on our financial condition or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

The following table sets forth the directors and officers of our Company and their respective ages and positions:
Name of Director	Age	Positions
Tim Thompson	52	Chief Executive Officer, President and Director
William E.D. Erichson	48	Chief Financial Officer, Secretary and Director
David W. Smalley	44	Director

Our board of directors currently consists of four directors, of which two are independent. All of our directors are elected at the annual meeting of stockholders and are elected to serve from the time of election and qualification until the next annual meeting following election. Our officers and employees serve at the will of the board of directors. All of our directors are residents and citizens of Canada.

There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management. In addition, there are no agreements or understandings for the above-named officers or directors to resign at the request of another person, and such officers and directors are not acting on behalf of nor acting at the direction of any other person. There is no family relationships among the officers and directors. Our director holds no directorships in any other company that has to comply with the reporting requirements of the Securities Exchange Act of 1934.

The following is a brief summary of the background of each director and executive officer:

Tim Thompson, Chief Executive Officer, President and Director. Mr. Thompson has been an officer and director since our Company's inception on December 24, 2003. For the past five years, Mr. Thompson has been working full-time as the President and Director of All Sports Administration Inc. ("ASA"). ASA is the private company that developed the CORE Suite, which it is licensing to CORE. Prior to Mr. Thompson's involvement with ASA, he was working as a program manager developing entrepreneurial, hospitality, work safety and computer training at Capilano College in Vancouver, British Columbia. Mr. Thompson will devote 100% of his business time to CORE.

William E.D. Erichson, Chief Financial Officer, Secretary and Director. Mr. Erichson has been an officer and director of our Company since February 27, 2005. Mr. Erichson is responsible for the financial affairs of CORE. For the past five years, Mr. Erichson owned his company called Pacific Training Innovations in Vancouver, British Columbia. Pacific Training is in the business of developing and coordinating training programs for small and medium-sized companies. Prior to owning his own business. Mr. Erichson was working with the Federal Business Development Bank of Canada as a development officer. Mr. Erichson will devote 100% of his business time to CORE.

David Smalley, Director. Mr. Smalley has been a director of our Company since February 27, 2005. For the past eight years, Mr. Smalley has been a partner at the Vancouver law firm of Fraser and Company practicing in corporate, commercial and securities law. Mr. Smalley has extensive experience in assisting companies with their legal needs and strategizing joint venture and licensing arrangements and equity financings. Mr. Smalley will devote less than 5% of his business time to CORE.

Conflicts of Interest

We believe that Tim Thompson will have on-going conflict of interest relationships because he is also the President, Director and major shareholder of All Sports Administration Inc. ("ASA"), the party that has granted a license to CORE for the use of the CORE Suite. Mr. Thompson will continue to be involved with ASA and his involvement will create conflicts of interest that cannot be avoided. See "Certain Relationships and Related Transactions". To the extent that conflict of interest situations exist because of Mr. Thompson's control of both ASA and CORE, Mr. Thompson must act in the best interest of each company in his role as a director and officer of both companies. However, there are no assurances that Mr. Thompson will always act in the best interest of CORE.

Management expects to pay the following compensation to its senior officers and directors upon the completion of this offering:

Position	Annual Compensation
Chief Executive Officer	$120,000
Chief Financial Officer	$100,000
Chief Marketing Officer	$100,000
Total	$320,000

Audit Committee

The Company does not have a formally constituted Audit Committee as the Board considers the Company's size and operation does not warrant such a committee. The Board acts as de facto Audit Committee in conjunction with its regular Board meetings. The Board regularly reviews the Company's financial statements and evaluates the scope and effectiveness of the external audit function on an annual basis.

Ethical Standards

The Company is aware of its corporate governance responsibilities and seeks to operate to the highest ethical standards. Therefore, the Company does not have a formal Code of Ethics.

Executive Compensation

To date, our directors do not currently receive and has never received any compensation for serving as a director of the company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. Presently, there are no plans or agreements for compensation of our officers and directors even if certain milestones are achieved in the business plan. However, we expect to adopt a plan of reasonable compensation to our officers and employees when we become operational.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 2004, by Mr. Thompson, our Chief Executive Officer (the "named executive officer"), in 2004, our first year of business. No officer earned over $100,000 in such fiscal year. We have no written contract with Mr. Thompson.

Summary Compensation Table Long-Term Compensation Awards
Name and Principal Position	Compensation - 2004		($) Number of shares Underlying Options (#)
	Salary	($) Bonus
Tim Thompson Chief Executive Officer and President	None	None	None

We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future.

Compensation of Directors

Standard Arrangements. The Company does not pay its other directors for attending meetings of the Board of Directors, although the Company expects to adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

Other Arrangements. Except as disclosed elsewhere in this report, no other director of the Company received any form of compensation from the Company during the year ended December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group:
Name and Position	Amount and Nature of Common Share Beneficial Ownership	% Prior to Offering	% After Offering (1)
Tim Thompson, Chief Executive, President and Director Maple Ridge, BC	11,205,997(2)	53.36	41.95
William E.D. Erichson, Chief Financial Officer, Secretary and Director North Vancouver, BC	115,000	0.55%	Nil
David Smalley, Director Vancouver, BC	1,000,000(3)	4.76%	2.5%
A. Richard Bullock Belfast, Northern Ireland	2,000,000	9.52%	Nil
All officers & directors as a group (3 persons)	11,320,997(4)	53.4%	43.5%

(1) Assumes all 5,000,000 shares are sold and based on 21,000,000 shares of common stock outstanding as of the date of this Registration Statement.

(2) 10,000,000 of these shares are registered in the name of Great North Western Financial Management Corporation, a private company controlled by Mr. Thompson. The remaining balance of 1,205,997 shares are registered in the name of Tim Thompson.

(3) David Smalley, a director of CORE has only a contingent beneficial interest in a trust that owns the shares of Tranquility Bay Investments Ltd. The trust is the registered owner of less than 1% of the shares of Tranquility Bay Investments Ltd. Under the trust arrangement, David Smalley cannot acquire control, directly or indirectly, of Tranquility Bay Investments Ltd.

(4) Excludes the 1,000,000 shares registered in the name of Tranquility Bay Investments Ltd.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

No arrangements are known to the registrant CORE, including any pledge of stock by the registrant or any parent corporation, which could change control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with ASA

Under a License Agreement dated August 24, 2004, ASA has granted an annually renewable one year license term for up to a total of twenty year for the exclusive and non-transferable right to use the CORE Suite in the United States (the "License"). The controlling shareholder, director and President of ASA is Tim Thompson, who is a controlling shareholder, director and senior officer of CORE. Under the License Agreement, CORE must pay ASA an annual renewable license fee on the first day of January for each successive year that CORE wishes to keep using the license. The first license fee of $60,000 is due on January 1, 2006, and is increased $60,000 for each subsequent year thereafter for up to a total of twenty years, with the last license fee of $1,200,000 due and payable on January 1, 2025. If CORE does not pay the annual renewable license fee, the License is terminated immediately. During the term of the License Agreement, CORE must remit monthly royalty payments to ASA equal to 25% of all revenue generated by CORE including revenue from transactions generated by users of the CORE Suite and revenue from the sale of dealerships. Also under the License Agreement, we cannot generally compete with the business anywhere in the United States, or in any other country in which ASA or any of its affiliates, or other licensees of ASA are conducting business for a period of two years after the termination of the License Agreement.

Option to Purchase ASA Intellectual Property Assets

Under the License Agreement and as long as CORE is up to date with its payment of the annual renewable license fee, CORE has the exclusive option to purchase the intellectual property assets of ASA for a purchase price of $6,000,000. The intellectual property assets purchased by CORE will include the CORE Suite, the ASA Software Database, the business of ASA, documentation, user records, confidential information, including all intellectual property rights related such as patents, copyrights, trademarks, trade secrets, the right to upgrade and modify the ASA software, and license rights not previously sold to third party licensees for any non-United States territories; but does not include computer equipment, hosting site, nor any royalty payments previously negotiated with CORE or any third party licensees. When CORE exercises the purchase option, CORE's obligation to pay the annual renewable license fee is terminated but CORE still must pay the 25% royalty payments to ASA. Until CORE exercises the purchase option, ASA may sell licenses to third parties for territories outside the United States but only if CORE is offered a first right of refusal to buy such licenses and the same terms and conditions as being offered by or sold to a third party. The $6,000,000 purchase price is not reduced if CORE decides to purchase any non-United States licenses from ASA. If, when, and after CORE has exercised the purchase option, ASA may at its sole election decide to sell any previously sold non-United States licenses to CORE, including any negotiated royalty payments, at a mutually agreed upon price.

Customization Payments and Security Agreement

ASA's obligations under the License Agreement include paying all third party costs and fees for the maintenance, support and security of the CORE Suite and all reasonable and necessary upgrades. During the term of the License Agreement, CORE is obligated to use ASA for all major customizations of the CORE Suite. The payments and obligations under the License Agreement are secured by a general security agreement of which CORE is the granting party and ASA is the secured party.

Other Related Transactions

A director of CORE is a partner of a law firm that will be receiving legal fees of $51,000 for the preparation and filing of this Registration Statement and for the drafting of material contracts.

Most of the selling shareholders described in this Registration Statement are former shareholders of ASA, the company controlled by Tim Thompson, the President of CORE. These former shareholders of ASA sold their shares to Tim Thompson for nominal consideration. Subsequently, these former ASA shareholders purchased and subscribed for common shares of CORE in private placements on February 28, 2005 paying nominal consideration for their CORE shares.

Presently, we have no formal written employment agreement or other contracts with our officers, and there is no assurances that the services to be provided by them will be available for any specific length of time in the future. If we decide to enter onto executive compensation arrangements with any of our executives, the compensation will be based on the amount of money raised in the offering and our plans for expansion into the United States. In all circumstances, directors who have an interest in the compensation agreement will abstain from voting in the arrangement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fraser and Company, the law firm that prepared and filed this Registration Statement will be receiving US$40,000 in legal fees 30 days after the effective date of this Registration Statement. An additional $11,000 in legal fees for the drafting of material contracts is payable to Fraser and Company after the effective date of this Registration Statement.

DESCRIPTION OF SECURITIES

The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

CORE is presently authorized to issue 50,000,000 shares of common stock, with a par value of $0.001 per share. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our Company nor are any common shares subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

CORE has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. As of the date of the Registration Statement, there were 21,000,000 shares of our common stock issued and outstanding, held by 50 shareholders of record.

Preferred Stock

CORE is authorized to issue up to 25,000,000 shares of preferred stock with a par value of $0.001 per share. CORE's Articles of Incorporation provide that the Board of Directors has the authority to divide the unissued preferred stock into series and, within the limitations provided by the Nevada law, to fix, by resolution the voting power, including rights to multiple votes per share, dividends rights with priority over any dividends paid with respect to CORE's common stock, designations, preferences, and relative participation, special rights, redemption rights, conversion rights, and the qualifications, limitations or restrictions of the shares of any series so established. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favoured by incumbent management. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted take-over of CORE. Presently, no preferred stock has been issued.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Anti-Takeover State Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these section do not apply. Our Articles of Incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Transfer Agent

Our registrar and transfer agent for our common shares will be Computershare Trust Company located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9. Computershare Trust Company will also be the pooling agent under the Voluntary Pooling Agreements. We have not entered into a formal agreement with Computershare to act as our transfer agent and pooling agent under the Voluntary Pooling Agreements.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 26,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, up to 13,299,452 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933 consisting of 5,000,000 shares if sold pursuant to this offering and 8,299,452 by selling shareholders under this prospectus.

The remaining 16,040,548 of common stock were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These 16,040,548 shares are "restricted securities" and the limitations of Rule 144 will apply. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

Voluntary Pooling Agreements

Under the Voluntary Pooling Agreements dated for reference July 1, 2004, certain private placement subscribers of CORE will be delivering their shares to our transfer agent for release over a three year period. These shares are not part of the shares being sold by the selling shareholders. The Voluntary Pooling Agreements have not been executed by our pooling agent. The founder shares and shares held by our directors and officers are not subject to these pooling agreements. The following table summarizes the number of shares to be released to the CORE shareholders and the date of release:

Number of Shares	Date of Release by Pooling Agent
429,000	July 1, 2005
581,781	July 1, 2006
133,770	July 1, 2007
Total: 1,144,551

BUSINESS

Corporate Structure

Unless otherwise indicated herein, all references herein to "CORE", "we" (or "us" or "our"), or the "Registrant" or the "Company", refers to C.O.R.E. (USA) Community - Oriented Resource Environment, Inc.

Overview

C.O.R.E. (USA) COMMUNITY - ORIENTED RESOURCE ENVIRONMENT, INC. was incorporated under the laws of the State of Nevada on December 24, 2003. Our principal office is located at 14320 Marc Road, Maple Ridge, British Columbia, V4R 2G5 telephone (604) 476-1743. Our fiscal year end is December 31.

We are in the business of selling a unique suite of Application Service Provider (ASP) programs and dealerships and developing a dealership network to market a unique suite of Application Service Provider ("ASP") programs to organizations and communities in the United States. This suite of software programs (the "CORE Suite") will be accessed and used over the internet by organizations, communities and individuals to conduct transactions and share information. The name "CORE USA" will be associated with the online presence for communities and organizations in the United States under a single portal located at the website address of www.corecity-usa.com. The CORE Suite is now fully functional and organizations may make transactions on the website. No active organizations are currently using the CORE Suite.

The CORE Suite of programs gives organizations and communities the ability to inform citizens of relevant information, conduct transactions with governments, non-profit organizations, and businesses, and manage information about customers, customer activity and commercial transactions. In other words, CORE is the online presence for the entire community, united under a single portal on the internet.

Presently, we have not signed up any Dealers. The funds from this offering will be used to develop a Dealership network in the United States. If we sell dealerships, we will have to comply with applicable franchise laws including the requirement to file disclosure documents with the relevant government authorities, including a Uniform Offering Circular.

The Concept

Communities are made up of various groups and organizations. Government provides important services to the community. Not-for-profit organizations provide valuable social and community services to their members and businesses provide goods and services to their customers. In all three of these cases there is a user and a provider. CORE provides communities access to the CORE Suite. This suite is a group of ASP, or Internet based programs that provide a complete community package of easy to access programs.

The business of the Company's software application is centred around two main parties: the Users and the Providers. The Users will be citizens, members and customers who will be using our applications on the internet. The Providers will be cities, counties, non-profit organizations and businesses who will be providing information and conducting transactions on the internet.

To illustrate the benefit of the CORE Suite, we will use the example of a person who wants to take a bookkeeping course. In a CORE community, she could find out all the different organizations offering bookkeeping, whether they were through government, the school board, not-for-profit organizations (for example: a chamber of commerce), or for profit training organizations. She would not only know who was offering such a course, but sign-up for the course and pay for the course on line. The Provider would then have her name, address and other information for its records, and could automatically produce class lists and even name cards for the training session.

The Purpose

The purpose of CORE is to provide a single engine that fully supports the information, transactional, and data management needs of an entire community. This is accomplished on-line through use of the CORE Suite of on-line programs. It is a very effective and affordable solution for all communities large and small.

Business Relationships

CORE's success is dependant upon its relationship with All Sports Administration Inc. ("ASA"). ASA is the company that is licensing the CORE Suite of programs to CORE for its exclusive use in the United States. CORE has entered into a licensing agreement with ASA for the use of this product group. Tim Thompson, the President of CORE USA is also the principal shareholder of ASA. ASA is the company that developed the software that is the foundation of CORE's business. ASA started operations in 1987 when Tim Thompson developed a software program for sports registration.

The Relationship between CORE and ASA

ASA is the developer of the CORE suite of software. In 2004, ASA began to look at ways to capitalize on this competency and the CORE concept was born. ASA's relationship with CORE is set forth in the License Agreement dated August 24, 2004 whereby ASA granted to CORE an annually renewable one year license to use the CORE Suite in the United States. Under the License Agreement CORE is obligated to pay an annual license fee to renew the license and a 25% transactional royalty on revenues. CORE also has an exclusive option to purchase the intellectual property assets of ASA for $6,000,000. For greater details of the contractual relationship between ASA and CORE, refer to the following sub-headings under "Certain Relationships and Related Transactions": "License Agreement with ASA", Option to Purchase ASA Intellectual Property Assets", and "Customization Payments and Security Agreement".

Service Relationship

ASA is responsible for all hosting, software maintenance & development and higher-level support. CORE will pay ASA 25% of all revenue generated by CORE. CORE is responsible for marketing and providing Dealer support, or in lieu of a Dealer, customer support.

ASA Obligations

Under the License Agreement ASA is contracted to provide the following services to CORE:

  -  Exclusive use of ASA database and registration programs within the USA, her protectorates and territories.

  -  All hosting and server costs for the ASP programs.

  -  Third level customer service support. This means problems that cannot be solved at the dealership or CORE      USA levels. Problems that could have been solved at the CORE level may be subject to charge back.

  -  All licensing fees to third parties for base technology, including security certification.

  -  Training and documentation on new products and changes to existing ASP software.

  -  Notice of changes to, slowdowns to, and scheduled shutdowns of the Server System when practical.

  -  Maintenance of a secure back-up data storage system.

CORE Obligations

Under the License Agreement, CORE is contracted to provide the following services:

  -  Acquire and train Dealers.

  -  Sell directly in areas without Dealers.

  -  Provide Dealer training and support.

  -  Provide customer support in areas without Dealers.

  -  To exclusively sell and support, either directly or through dealerships, the ASA suite of ASP products      collectively known as the CORE Suite.

  -  To remit to ASA, within thirty days of activity, 25% of all revenue generated by CORE.

  -  To exclusively use ASA for all customizations of or to the ASA programs.

  -  To work with ASA with respect to product improvement, customer input and support improvement.

The Relationship Between CORE and the Dealers

CORE Dealerships

CORE and each dealer in a specified territory (the "Dealer") will enter into a dealership agreement formalizing the contractual relationship between the parties. To rapidly develop the market for CORE a local statewide dealership network will be employed. These dealers will act much in the same manner as a manufacturer's representative. The CORE dealer will act as the marketing and first level support arm of the Company. Each dealership could be either a stand-alone business or a department of an existing business. These dealers are independent companies. For example, management estimates that it will cost approximately $250,000 in the first year of operations for a dealership the size of Washington State, population 5,858,000. CORE is not responsible for the operational cost of the Dealers.

Dealership Obligations

  -  Sell Core Suite to cities and other organizations.

  -  Provide Customer Support and customer training.

  -  May represent other non-competing products and services.

Dealers are responsible for the sales and marketing of the product to municipalities and other organizations within their dealership areas. They will provide customer support and training to their respective dealership areas.

Dealers will receive 75% of all revenues received from the use of the CORE Suite by Providers and Users.

CORE will provide marketing material as part of the initial start-up process. CORE will provide support to the Dealers for any questions that cannot be answered by the Dealers. CORE will offer training to the Dealers, both on business development and software applications. CORE, through ASA, will provide updates and additions to the CORE Suite. CORE will provide all training and documentation manuals to the Dealers and will provide updates to these manuals as needed.

The following is the breakdown of a typical $2.00 registration charge and how it would be disbursed through the system.

- Customer (Provider or User) Pays: $2.00

- Dealer Receives: $1.50

- CORE Receives: $0.35

- ASA receives $0.15

Terms of the Dealership Agreement

Under the proposed Dealership Agreement, each Dealer is granted an exclusive license to operate a CORE USA dealership in a defined territory in the United States, a non-exclusive license to use the CORE USA trademark, and a non-exclusive license to use the system in providing the services to providers and end users. Our Dealers are required to operate their dealerships in accordance with specified methods, techniques and standards within a designated geographic territory. Our dealerships may not be involved in a competitive business and must use our system and the CORE Suite of products. Each of our dealerships is granted an exclusive area to operate their business, which means that we will not locate another dealership within such territory. The Dealer is required to pay a royalty fee equal to 25% of all transaction fees charged by CORE to the providers and end users derived from conducting business using CORE's system. The term of the Dealership Agreement is five years with the Dealer having an option to renew the license for three additional periods of five years each. The price of the dealership is $0.10 per capita of the defined territory. Under the proposed Dealership Agreement, CORE has the sole discretion to set the transaction fee or registration charges as well as the prices for any products and services sold in connection with conducting business on the internet by using the CORE Suite. Under the Dealership Agreement, if the Dealer signs up providers at the State or National level of accounts, the Dealer will receive 10% of all transactional revenue derived from the State or National territory of the account for a period of three years. However, for these State or National accounts, CORE will receive a royalty fee equal to 35% of the transaction fees instead of the regular 25% fee. The Dealer is required to spend annually local advertising and promotion of the business a minimum of 10% of the purchase price of the dealership. CORE will provide training for up to two trainees of the dealership at no cost to the Dealer, and any additional trainees will be charged by CORE at a cost of $1,750 per person.

The Product - CORE Suite

The CORE Suite provides two important things. It creates an umbrella allowing community members' access to government, commercial and not-for-profit providers of community services. The CORE Suite is also a complete E-commerce and on-line information system for its users. This is the first time these two functions have converged in an on-line application. The members of the community can see their entire community under a single umbrella. The cities, businesses and not-for-profit organizations have a cost-effective management information system that requires no more than Internet access. Our unique pay-by-use makes it easy for smaller organizations to take full advantage of the latest Internet technology. The common interface ensures that customers are comfortable with a similar look and feel regardless of the supplier.

Our website is located at http://www.corecity-usa.com. CORE envisions every aspect of a community's day-to-day activities will be centrally available to all members of a community 24 hours per day, 7 days per week. Want to take a course? CORE cities have all community education under one banner. Looking to book a playing field? CORE cities have sports fields, ice rinks, baseball diamonds and meeting rooms available to the whole community. Looking for something to attend? Sports, theatre and musical performances can use the Ticketing program to sell tickets on-line without the expense of high-end online ticket resellers. Taking team registrations and community group registrations is easy and less expensive in a CORE community.

CORE does not envision replacing the current websites of communities or its members, rather linking them to the CORE community site and enhancing them with CORE's software solutions. CORE's financial transactions and customer data is secure. CORE uses a state of the art, 128K-encryption coding used by leading financial institutions. Management believes transactions will be safe and secure.

Underlying Software Products

The entire CORE Suite of products is fully functional and is waiting for Dealers to sign up organizations and communities. Users now may make transactions on the CORE Suite. This functionality includes the ability to manage E-commerce, automatically generate Customer Websites set-up sales taxes and service fees and generate management reports for various uses. We plan to offer the following products under the CORE Suite of software:

Smart City Sports Registration

The Sports Registration and Management program assists administrators with participant and volunteer registrations, internal and external management procedures and reporting. This program was designed to meet the day-to-day demanding tasks of a Sports Registrar.

Smart City Association Registration

The Service Group Registration and Management program assists administrators with participant and volunteer registrations, internal and external management procedures and reporting. This program was designed to meet the day-to-day demanding tasks of a Service Group Registrar.

Smart City Ticketing

The Ticketing Sales & Management program enables an organization to sell admission tickets online or from a box office. This program was designed to meet the needs of event organizers with full reporting features.

Smart City Facilities Management

The Facilities Rental and Management program enables property managers to catalogue, list and rent properties over the Internet. Properties may include but are not limited to: rooms, buildings, parks, pools, ice arenas, ballparks, tennis courts, etc, generally any asset that may be rented. Customers have the option of allowing property booking and payment over the Internet, or from a catalogue with the option of applying for a particular date, subject to business rules set by the customer. The program is complete with full reporting features.

Smart City Courseware

The Course & Event Registration and Management program enables an organization to broadcast information of its course and event and at the same time accept registration and payment for the course or event. It also provides powerful management tools for costing and planning in education.

The following are our future Smart City Projects:

Smart School Communications

The Community Education Communications program links all education providers within a community under one umbrella. The centerpiece of the program is the ability of administrators and teachers to broadcast newsletters to one or all students, parents, classrooms, faculty, management, schools, etc.

Smart City Directory

The Rainbow Directory program assists visitors to the CORE-CITY site to locate businesses, community groups, health and services organizations, government and educational institutions for information and contacts.

A different color will represent each of the following categories:

Gold:	Business
Green:	Community Organizations
Orange:	Health and Services
Blue:	Government
Red:	Education

Smart City Shopper

This product brings the power of community based membership programs together with an electronic, opt-in promotional program. Merchants will be able to offer weekly specials to members who can view the specific market categories they are interested in purchasing. The result is a highly targeted, low cost approach to community.

Smart City Sex Offender Registry

This allows state, county and city authorities to provide specific information to the public, to other law enforcement and court authorities regarding convicted sex offenders residing within a community. Using our "rights and privileges" feature, data access can be limited to public information, police information and court information as defined by the local authorities.

The CORE Advantage

System Advantages
Application Service Provider:

The program and the data reside on line. This means multiple Providers from multiple locations can use the system. Upgrades are immediate, and system wide. No more having different Providers with different, incompatible versions of the program.

Hierarchical:

This meets the needs of a multi-level organization. In education, for example, a teacher can see her classroom, a principal her school, a district superintendent the entire district and if desired a provincial/state department could see its jurisdiction.

Rights & Privileges:

This allows different positions to perform different tasks. A treasurer may be able to affect financial transactions but not register a player in a league. This provides for organizational flexibility and for greater financial controls.

Modular Programs:

The CORE Suite allows a single Provider access to the entire suite. For example, a school board could use the suite for both registration, (student registration, courseware, continuing education) and ticketing (school district events).

Organizational Templates are Modifiable:	Providers can provide the familiar look and feel for their customers. The CORE logo co-branded with the customer logo ensures the marketing needs of all parties are met.
Customizable:

The modular nature of the program ensures CORE can create products to meet the exact need of customers. This programming, based on original proprietary concepts is cost effective and can be used on both the internet or under license on an intra-net.

Customer Advantages

Advantages to Cities & Other Government Organizations
Single Umbrella

Different government organizations can be seen under the same umbrella. But if a citizen simply wants to rent a playing field, he or she can access the offerings of the school or parks Boards. The single umbrella assures all government departments will be seen by the public as a single body.

Value for Money

All governments must do more for less. The CORE Suite lets the Provider do the important entry work. Once the customer's information is registered in the system, Providers never have to re-type the information again. Low-level clerical functions are eliminated leaving city staff to perform higher-level value added decision-making functions.

Lower Information Technology Costs

Since the server and program are maintained by ASA, the city does not need to worry about software or hardware maintenance except keeping browsers current and operational. There is no need for expensive added hardware capacity, installation time, or update time.

Data is controlled by the departments or government organization	Sharing of data between departments or organizations is completely controlled by the department or organization. The department controls if, when, and how much data is to be shared.
Existing data can be converted	Most common electronic databases can be up-loaded to the CORE system for a minimal cost. Conversion from a legacy system need not be an expensive or difficult undertaking.

Advantages to Commercial and Not-for-Profit Organizations
Pay per use

Since the pricing model is based on use, there is no expensive commitment to a capital or fixed cost. A small organization knows it only pays $2.00 per registrant. Even a small organization can take advantage of the power of the CORE system.

You can be seen

Smaller organizations are normally at a disadvantage when it comes to awareness. The public may not be aware who offers what, and will go to old and familiar suppliers. With CORE the smaller and newer suppliers of services have faster access to the marketplace.

Total Control	If an organization wants to use the management capabilities of CORE but does not want to participate in the broader internet marketplace, it has that option. CORE offers complete control.

Distinguishing Features

CORE's significant distinguishing feature lies in its architecture. The system is designed to handle multiple clients and disseminate their information simultaneously.

How the system works

The Provider, usually an organization or business, receives an account from CORE.

This creates two accounts:

(a)   The Administrative Web Site is secured and is used for internal purposes only. This is where the services are entered into the system. This could include tickets, courses, rooms or memberships to an organization. Prices, instructors, and other internal management information are maintained through the Administrative Site. This is also where the various reports are accessed such as sales reports.

(b)   The Customer Web Site is accessible by the public. This is where the transaction functions occur. The customers can view the offerings of each organization, search for programs, tickets or courses, and then select and purchase based on the conditions determined in the Administrative Web Site. Customers select purchases, send them to a "shopping cart," and then pay using the payment options determined by the organization. If the customer joins the web site, then a cookie remembers who that customer is. The customer can login or, if the customer is a first time user, he or she can join.

At the option of the organization, the offerings of that organization can also be accessed through the E-commerce umbrella. Now customers have a second entrance to the site. They can go directly to the Customer Web Site and see only the offerings of that organization, or they can enter through the CORE Website and can search for offerings made by all participating CORE members. By logging in through the CORE website, the customer has access to all customer web sites. Participation in the CORE search parameters is optional. CORE organizations can use the program as an internal product or even as a management information tool.

The CORE programs have been designed for singular or marketplace broadcasting giving organization flexibility and cost efficiencies. Whether for Government Fees & Services, Continuing Education, Classroom Communications, or Amateur Hockey, a CORE site meets many community needs under a single umbrella.

Customers entering through the umbrella CORE site search across all participating organizations. Customers entering through a customer site see only the offerings of that organization.

Competitive Advantages

The CORE Suite of programs provides many advantages to its customers. Cities, municipalities, counties and community organizations can all benefit by being under a single database and transaction environment. Like a shopping mall, there is the advantage of the independence of the organization with the sharing of common area. The organization would enjoy the benefits of greater access by Users without incurring significant costs.

Advantage to the Community

No "up front" charge for software

Whether talking about a city department, or a non-profit hockey association, there are no expensive licensing fees for the CORE Suite. Since fees are paid on a transactional basis, the cost is directly proportional to the usage. Smaller communities, lacking in large hardware resources, can therefore take advantage of the CORE concept. The community pays nothing and the organizations pay only on a per transaction basis.

Potential Revenue Source to the City, or organization

As stated, the fee to CORE is based on usage. The organizations have the ability to include this fee in the price of the service, or add an additional service fee to the transaction. This service fee represents a potential revenue generating opportunity to the organization as it can more than off set the cost of transactions over a period of time.

CORE, through ASA, does all the hosting

The community does not need to invest in hosting hardware, software or support. Administrative functions require broadband Internet access, while system customers simply need access to the Internet. Users provide the computer and browser and CORE provides the rest. No program upgrades or information technology to worry about as CORE, through ASA, provides it all.

Use online only, or use it as a sole system

The CORE Suite has the capability to be used by citizens on line, or at the front counter by city staff. This way all reports are integrated into a seamless management information function. The CORE Suite is compatible with ACCPAC, which is the leading accounting software package in North America allowing financial information to flow directly into select accounting packages. Custom designed software can be developed to allow data to be taken from an existing system and uploaded into CORE and then download CORE information back into the legacy database. These are custom applications and therefore subject to an additional charge.

CORE Products are fully scalable

Customers never have to worry about capacity. CORE has practically unlimited capacity to meet client needs, and those of all the surrounding communities. Customers provide the transactions and CORE provides the capacity.

We can provide re-engineering/implementation services

CORE will have an experienced team of business consultants who will show client organizations how to use and implement the system. Basic training on how to use the system is provided by the CORE Dealers. Re-engineering to the CORE system is an additional charge, and is provided by ASA.

Advantage to the customer/citizen

Everything under one banner

Suppose a citizen wants to take a bookkeeping course. She would have to look at what was available through the community college, then the school board and then small business associations. In a CORE city, a single search provides information from all participating organizations. Local customers finding local solutions are one of the regional economic advantages provided to the CORE community.

Easy to join and easy to use

CORE customers can create their own accounts on-line. First time Users can create their accounts and use them immediately. There is no need to acquire a PIN (Personal Identification Number) that will be mailed later. The new member can immediately begin searching for and purchasing services. Customers with special privileges, such as price discounts, are modified by the organization using the Administrative Site.

Single sign on capability

By using Trust Certificates ™ the CORE Suite allows shared access to other CORE cities. This expands citizen choice, especially in adjacent communities where citizens of several communities often use recreational services. This allows CORE communities to share data with other CORE communities.

Advantage to the Company/Investor

CORE is transaction based

Transaction based programs have two essential advantages to customers. First, they reduce the barrier to sales caused by huge information technology expenses. Secondly, they provide a long-range source of income. Since CORE, indirectly though ASA, controls the product through its server there is never a possibility of pirating software since access is controlled. Any competitor would have to design a similar suite from the beginning. This process would be both expensive and time consuming.

The CORE Suite is completely modular

The modular design of the suite allows us to develop custom applications for a relatively low cost. Although it is difficult to quantify, the potential for customization is potentially limitless. Any group requiring registration, transactions and e-commerce from multiple locations can have elements of the CORE Suite adapted for its specific needs. This is an additional source of revenue to CORE and the dealership network. CORE will retain ASA to make these modifications.

Revenue Stream

The operating income of CORE is generated from CORE's share of each of the essential income streams. These income streams include:

   -  Ticketing

   -  Courseware

   -  Facilities (Rooms)

   -  Facilities (Recreation)

   -  Sports Registrations

   -  Other Organizations

Market Strategy

Dealer Acquisition Strategy

The distribution is based on dealerships. The most important first hire will be the Vice-President of Marketing. This individual will be in charge of finding qualified Dealers. Local presence is important. Dealers will sell to local communities and will provide first level set-up and customer support. The Dealers will never have to worry about programming or other technical aspects of the business, just making the CORE solution the first step in solving all a community's on-line needs.

If Dealers are recruited carefully, we expect the sales cycle to begin within six months of the set-up of the dealership. Because there are no physical constraints, new Dealers can begin the sales process immediately after their two-week training program is complete. CORE expects a five-year ramp up towards 5% market share. Recruiting Dealers will be geared to those who can sell into the target market quickly. Former recreation directors or economic development officers would make ideal Dealers, as they will be able to provide the early entry so necessary for the product to gain market momentum.

Timing & Cost of Populating a City Site

The issue of timing is dependant on a City's involvement in a Smart Community. If a City is motivated to implement a CORE City Smart Services Program, the bulk of the data required is obtainable via the City's records. As a cornerstone of the program, the City will influence other community organizations to participate in the CORE City Smart Services Program. All data is linked, uploaded or inputted by participating organizations. We estimate it will cost $27,000 to populate a city site. If a Dealer/agent is acquired before a city is implemented, the city acquisition costs are borne by the Dealer/agent, except for about $10,000 in marketing material expenses paid by CORE.

Timing of Populating a CORE Site

A period of time extending for a 12-month period would be reasonable to estimate after a City's commitment to implement the CORE City Smart Services Program. The entire CORE Suite is available on sign-up. Management recommends an implementation plan including:

- Full Training on all aspects of the CORE City Smart Services Technology

- Community Group Awareness Program of Benefits and Cross Training

- Uploading or Inputting

- Data Parallel implementation with its existing legacy systems for a period of not less than six months.

- Adjustment period of customization if so desired before full implementation

Marketing to the Public

The cost of informing the public (Business to Business or Business to Consumer or Government to Citizen) of the CORE City Smart Services is the responsibility of the City and the Community Organizations using the services. Information may be disseminated by:

City Information Circulars, Radio, TV, News Print, Community Organizations informing their membership of the services, Business Informing Customers, and Word of Mouth.

Financial Incentives to a City:

No cost to the City to implement or annually license the CORE City Smart Services Programs.

All upgrades are included at no charge.

Free Customer Support.

A percentage of all revenue derived from the City's Smart Services Program are redirected back to the City providing a new revenue source.

Customization is implemented either through CORE (via a contract) or the City's information technology department providing again a new revenue source. CORE will contract with ASA for all customizations and ASA will extend to CORE preferential pricing. CORE at its discretion can either markup the cost or pass it directly through to their clients.

Promotion

Promoting Dealerships

Our marketing strategy for dealership sales is based on the sale of individual dealership territories to business-minded individuals. The primary lead sources are referrals, internet franchise web-sites, print advertising, radio, television, and franchise trade shows. Promotion of dealerships will also be accomplished through a combination of direct sales and trade shows dealing with municipal and community activities. CORE will actively recruit using magazine articles promoting the high potential of the dealerships to potential dealers. At the same time CORE will continue to promote the product to the end user. We will also seek publicity for our dealership program through an active public relations activities. Development of a complete dealership-marketing program will be the first responsibility of the Vice-President of Marketing.

Community Marketing

Community marketing will be approached in two phases. The first is attending trade shows specifically geared to municipalities, educational users (especially in continuing education) and regional economic development agencies. CORE is in process of developing marketing material including advertisements and brochures to clearly articulate how the CORE Suite and its various components can help the entire community.

Pricing

CORE has the sole discretion to set the dollar amount of the transaction fee charged by the Dealers to its providers and end users. CORE also has the sole discretion to set prices for any services and products sold using the CORE Suite. Our dealership business model is based on the internet and relies on our ability to set prices for transaction fees as well as for the products and services that our Dealers provide to the Customers. Without this ability to control these prices, it would be a costly and time consuming exercise to have to change the software program for each Dealer. We will negotiate with Dealers where it is in the best interest of both parties to agree on adjustments to the transaction fee and the prices of our products and services. To the extent that we have the ability to set prices generally for the Dealers, we may be violating laws with respect to anti-trust and price fixing laws in the United States. Management does not provide any assurances that CORE is in compliance with such laws now or in the future. If our business model is found to be in violation of anti-trust and price fixing laws, we may be subject to penalties or sanctions imposed by regulatory authorities on our business that could have an adverse and material impact on CORE.

Operations

Software / Technology

The software that underlies the CORE Suite is used under license from ASA. As the licensee for the territory of the United States of America, CORE is able to take full advantage of and have access to all current and future database and registration programs developed by ASA, CORE is the beneficiary of the investment made by ASA. The following is a brief description of the software architecture that allows CORE to provide ASP services to the USA.

The CORE Suite consists of the following discrete and fully functional programs:

Completed:

   -  Smart City Sports Registration

   -  Smart City Association Registration

   -  Smart City Ticketing

   -  Smart City Facilities Management

   -  Smart City Courseware

Under Development:

   -  Smart School Communicator

   -  The Rainbow Directory™

   -  Smart City Shopper (Pending)

ASA's software architecture provides a foundation for the development of new and innovative products and allows the applications to be easily adaptable, to operate with other applications and to address the needs of users on multiple computing. The ASA suite is designed for use over the Internet but it can also be easily adapted for use over a network or Intranet. ASA has invested in the following technologies, which serve as a basis for customer relationships management solutions: Versant Technologies & IBM Small Talk.

ASA's applications are structured to be able to use XML, a commonly used software code, both within the platform architecture and for interfacing to the applications. This allows ASA's professional service staff, partners and customers the ability to work in the applications in an industry standard fashion allowing integration with other systems and technologies. This also allows for a well defined interface between ASA's applications thereby reducing the dependency between such applications.

In addition, it allows ASA to easily integrate other XML capable technologies and products into applications and offerings. ASA's software contains a database, called a BusinessBuilder Framework, which is the blueprint for each application's data structure, forms, lists, business rules, workflow, queries and reports.

The object-based database and modular architecture provide the capability for additional products and custom adaptations to be added to the CORE Suite. Rapid response to customer issues and requests helps keep the technology current and ensures client requirements are met.

Transaction based programs have two essential advantages to the customer. First, they reduce the barrier to sales caused by expensive information technology. Second, they provide a long-range source of income. Since we, through ASA, control the product through the server there is never a possibility of pirating software since we can always deny access to Users. This provides an "annuity like" stream of cash flow for CORE.

Research and Development

ASA does all technical research and development for the CORE Suite of products. All of the advantage of the software research and development can be utilized by CORE, its Dealers and agents because the License Agreement requires ASA to automatically upgrade the CORE system.

Competition

Management research reveals there are currently no companies who combine the individual applications of the CORE Suite and at the same time allow the services of multiple companies to be shown under a single umbrella. Currently, companies, organizations and municipalities use a variety of solutions unique to each situation. Cities often make use of Intranet based solutions, which are for their organizations only. Class software, for example, is a LAN based system used by Municipal Recreation Commissions across North America. The system only contains programs offered by the Commission and although the public can register programs over the Internet, the process is cumbersome and requires manual procedures to provide login access.

Smaller organizations often use computer programs for individual computers or peer-to-peer networks for their registration needs. This makes sharing data over long distances difficult and online use by customers impossible. Customers will often send in fax information, which needs to be re-entered into the internal system. This is an unwieldy and time-consuming process.

There are online, network and single PC based programs that accomplish each discreet function provided by the CORE Suite. These all represent indirect competitors. CORE offers a one stop cost effective community wide package. This is unique to the North American market.

The sale of franchises is highly competitive. We compete directly with other regional and national franchisors which are also seeking to sell their franchises to qualified financially capable franchisees. We believe our dealership program is most suitable for persons with experience in the internet, business services, community relations, education and marketing industries. We believe that our dealership program competes favourably with other franchises due to the following attributes:

  modest cost to operate

  customers are businesses and community associations making it easy for dealers to adapt and make the transition to self-employed status large and undeveloped market of customers seeking to use the internet as a tool to communicate with more end users in a cost-effective manner no specialized skills required to become a CORE dealership

Law & Regulations

Only a small body of laws and regulations currently apply specifically to content of, access to, or commerce on, the Internet. It is possible that laws and regulations with respect to the Internet may be adopted by governments in the United States covering such issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. The nature of future legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, future legislation could subject CORE and/or its users to potential liability or decrease the demand for the use of CORE products on the internet. We have the ability to set prices for our services and products and this may be in violation of anti-trust and price pricing laws in the United States. Management believes that this ability is crucial to our business model of providing a service over the internet. See "Risk Factors" for more information under the heading "We may be in violation of anti-trust and price fixing laws in the United States".

CORE may be subject to United States privacy laws such as the U.S. Patriot Act. To the extent that, we are required to disclose personal information belonging to our Users and Providers because we are subject to the jurisdiction of the U.S. Patriot Act, we are thus obligated to comply with such laws, regulations and administrative rules. Under no circumstances will we voluntarily disclose such information unless required by law. If we are required to disclose such personal information, our credibility as an information provider will be seriously harmed and our Users and Providers may not use the CORE Suite for their transactions. Since our database on the internet is controlled by ASA and is located on ASA's server, ASA may be obligated to release such information to the United States authorities if ASA is subject to the jurisdiction of the U.S. Patriot Act or other privacy laws of the United States.

CORE will be collecting taxes with respect to the sale of services or products in states where CORE believes it is required to do so otherwise, it is the obligations of the Dealer to collect taxes. It is possible that the states may impose taxes on Internet based commerce. The materiality of such taxes on the results of operations cannot be determined by CORE at this time.

The growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. Any new laws may affect future profitability by increasing costs.

CORE is not currently subject to direct regulation by any specific governmental agency, other than regulations applicable to businesses in general. When we sign up dealers, we will comply with the applicable State laws with respect to franchise law and the sale of franchises in the applicable jurisdiction.

Franchise Regulation:

The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation under such laws by government agencies, including the Federal Trade Commission (the "FTC") and various state authorities. Pursuant to FTC regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We will use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. In addition, we are required to register or file with the states and to provide prescribed disclosure statements. We are NOT currently authorized to sell franchises in any of the 50 states.

If we file our disclosure documents with the states, we are required to update our offering disclosure documents to reflect the occurrence of material events within a reasonable time after the occurrence.

We will notify the applicable governmental agencies at the time of the distribution and will amend our offering documents to reflect the distribution within a reasonable time after the distribution by such regulation.

We are also subject to a number of state laws that regulate certain substantive aspects of the franchisor-franchisee relationship, such as termination, cancellation or non-renewal of a franchise (including requirements that "good cause" exist as a basis for such termination and that a franchisee be given advance notice of, and a right to cure a default prior to termination) and may require the franchisor to deal with its franchisees in good faith, prohibit interference with the right of free association among franchisees, and regulate discrimination among franchisees in charges, royalties or fees. If we are unable to comply with the franchise laws, rules and regulations of a particular state relating to offers and sales of franchises, we will generally be unable to engage in offering or selling franchises in or from such state. Amendments to existing statutes and regulations, adopting of new statutes and regulations and our expansion into new states and foreign jurisdictions could require us to continually alter methods of operations at costs which could be substantial.

When we begin to sell dealerships, we believe that we will be in substantial compliance with all of the foregoing federal and state franchising laws and the regulations promulgated thereunder and have obtained all licenses and permits necessary for the conduct of our business. Failure to comply with such laws and regulations in the future could subject us to civil remedies, including fines or injunctions, as well as possible criminal sanctions, which would have a material adverse effect on us. Our dealerships are also subject to various federal, state and local laws affecting their franchise businesses, including state and local licensing, zoning, labor and various safety and other standards. The failure of a dealer to comply with applicable regulations could interrupt the operations of the affected dealership or otherwise adversely affect the dealership.

Intellectual Property

CORE and ASA rely on copyrights, trademarks, trade secret laws, and contractual restrictions to establish and protect its proprietary rights in its products and services. CORE and ASA do not have any patented technology at this time that would limit competitors from entering its market. CORE and ASA have not made any applications for trademark registration in any jurisdiction. Management of CORE believes that the steps taken by ASA to protect its intellectual property are consistent with industry standards.

All the technology is licensed from ASA for exclusive use in the United States. The licensing arrangement is described in the License Agreement whereby CORE has an annually renewable license for up to 20 years for the exclusive right to use the current and future ASA database and registration software in the United States of America, her protectorates and territories. The relationship with ASA is more particularly described in the section "Relationship between CORE and ASA". All employees and contractors of CORE are required to sign confidentiality and invention assignment agreements. To the best of our knowledge, the policies of ASA also require similar contractual arrangements.

Human Resources

Starting Staff

ASA Assistance

The human resource aspects of this plan should be understood in the context of the ongoing support of ASA to CORE. ASA will provide all initial technical training for both the CORE and dealership personnel. This support allows CORE the flexibility to defer the hiring and training of support staff until 2006.

Chief Executive Officer

The Chief Executive Officer must be experienced in developing franchise and dealership operations. The candidate will be an entrepreneur who will develop the path, rather than trying to follow one. The successful candidate will be a leader with strong marketing and recruiting skills. Starting salary is $120,000 and the projected starting date is September 1, 2005. There is a budget for half a year's salary for recruitment costs.

Chief Financial Officer

The Chief Financial Officer will be a Certified Public Accountant, experienced in developing accounting systems for dealership oriented businesses and know the SEC compliance rules governing public corporations. This individual will hire accounting staff as the corporation grows. Recruitment salary is $100,000 and the starting date is September 1, 2005. There is a budget for half a year's salary for recruitment costs.

Vice President Marketing

The Chief Executive Officer will recruit the Vice President of Marketing. He or she will be responsible for developing the marketing media for use by the Dealers and developing dealership sales strategy in conjunction with the Chief Executive Officer and supporting the Dealers' sales efforts. Recruitment salary is $100,000 and the starting date is October 1, 2005.

Support Staff

There is a budget for five support staff in the first year. This allows for a general assistant and an accounting clerk for bookkeeping.

Future Staff

Dealer Support

As dealerships grow and develop, Dealer support managers will provide the ongoing support to the Dealers as they develop their individual territories. The Dealer support function will be marketing and business development support. They will be business coaches and will work in conjunction with the Dealers to expand the market and develop customized uses for the CORE Suite of products.

Training Managers / In-House Trainers

As the dealerships grow, the training managers and CORE trainers will train the Dealers and the important customers in the administrative functions of the CORE program. They will also provide technical training to Dealers and important users. The training managers will take over the training functions provided by ASA in the early days of the program. ASA will continue to provide higher-level training and work with CORE in revising training programs as the CORE Suite grows and matures.

Both the training and support positions will grow in proportion to the number of dealerships and the number of customers in each dealership.

As the Dealers grow their own businesses, the need for training will diminish as the Dealers' support teams will support their own customers. ASA's continuing support will allow CORE to develop the business while at the same time keeping the overall staffing levels very low.

Staff Level Summary

YEAR	FULL TIME EQUIVALENT
2005	5
2006	16
2007	17
2008	20
2009	24
2010	27
2011	27

Employees

CORE presently has no employees.

PLAN OF OPERATIONS

Since incorporation on December 24, 2003, we have had no revenues from operations. We were inactive until the filing of this Prospectus and our activities were mainly administrative in nature.

The following is a description of our plan of operations for the next twelve months (for greater details see section "Use of Proceeds"):

Financing

We plan to raise $10,000,000 pursuant to this Registration Statement. If we raise less than this amount our plan of operations will be reduced according to the money raised in the Offering. Management will use its discretion to allocate the use of proceeds according to the priority set forth under the section "Use of Proceeds". For example, we may decide to hire one executive to execute our business plan and he may be responsible for our strategic planning in marketing, dealership negotiations and financial planning. At all times, we will place an importance on hiring support staff to provide the resources necessary to execute our marketing plan.

Marketing

Our marketing plan is described in greater detail under the "Business" section, sub-heading "Market Strategy" and "Promotions". Our marketing budget and strategic plans will depend on how much funds we raise in the Offering. If we raise $10,000,000, we plan to spend $3,000,000 in the first 12 months of operations to leverage our exposure in the U.S. market. Our intention is to focus our expansion plans in the North West region, including the states of Washington, Oregon, Idaho, Montana, Wyoming and California. We estimate that approximately $2,000,000 will be spent in the North West region. The success of our plan relies on signing up enough dealers to generate revenue in the first year that will create a break-even cash flow. We offer no assurances that we will attain break-even cash flow.

Software Development

Under the License Agreement, we rely on ASA to provide all maintenance, support and minor upgrades to the CORE Suite. We will have to pay ASA for all major modifications to the CORE Suite that we request. We do not anticipate making any major modifications in the first 12 months of operations. The CORE Suite is fully functional such that a Dealer may begin immediate operations and sales upon the execution of a formal dealership agreement.

Employees

If we raise the maximum amount of the offering, we will hire and pay an annual salary for a Chief Executive Officer ($120,000), Chief Financial Officer ($100,000), and a Vice-President of Marketing ($100,000). We plan to also fire 5 support staff members at an estimated average salary for each employee of $40,000 per year. Staffing level and executive compensation will be scaled down depending on the proceeds raised in the Offering. For example, if only 50% of the funds are raised, executive compensation and employee staffing will be reduced to $260,000 for the first 12 months, thus we will only hire a CEO and three employees. Decisions to hire additional employees and executives will be made depending on how much revenue we can generate from operations. After the initial start-up costs, the Company plans to maintain a breakeven cash-flow at all times.

Property

CORE's office is located at 14320 Marc Road, Maple Ridge, British Columbia, V4R 2G5. The use of the office space has been donated by the President of the Company.

We do not plan to make any significant purchases of equipment, software or hardware in the next twelve months of our operations. Our capital expenditures and major expenses will consist mainly of hiring executives and employees, and investing in our marketing program to develop our dealership network.

Management Discussion and Analysis for the Three Month Period Ended March 31, 2005

The Company conducted no material transactions during this period other than the issuance of 5,000,000 shares for proceeds of $27,112.

LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by the law firm of Fraser and Company, Vancouver, British Columbia.

EXPERTS

The consolidated financial statements of C.O.R.E. (USA) Community - Oriented Resource Environment, Inc. for the fiscal year ended December 31, 2004 included in this prospectus have been examined by Dale, Matheson, Carr Hilton, LaBonte, independent auditors, as indicated in their respective reports, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

INDEMNIFICATIONS OF DIRECTORS AND OFFICERS

Our Bylaws and sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officer and director to the full extent available under the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both CORE and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees. As of the effective date of this prospectus, we will have to comply with the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section, at prescribed rates. Please call the Commission at 1-800-SEC-0330. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically on the EDGAR filing system. The reports we will be required to file are Forms 10-KSB, 10-QSB and 8-K.

(a development stage company)

FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005
(unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

Partnership of:
Vancouver: Robert J. Burkart, Inc. | James F. Carr-Hilton, Ltd. | Alvin F. Dale, Ltd. | Peter J. Donaldson, Inc. | Reginald J. LaBonte, Ltd. | Robert J. Matheson, Inc.
Surrey: Peter J. Donaldson, Inc. | Fraser G. Ross, Ltd.
Port Coquitlam: Wilfred A. Jacobson, Inc. | Brian A. Shaw, Inc. | Anthony L. Soda, Inc. | Fraser G. Ross, Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of C.O.R.E. (USA) Community – Oriented Resource Environment, Inc.:

We have audited the balance sheets of C.O.R.E. (USA) Community – Oriented Resource Environment, Inc. (a development stage company) as at December 31, 2004 and 2003, and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004, the period from December 31, 2003 (inception) to December 31, 2003 and for the period from December 24, 2003 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the year ended December 31, 2004, the period from December 31, 2003 (inception) to December 31, 2003, and for the period from December 24, 2003 (inception) to December 31, 2004 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has a working capital deficiency, has incurred losses since inception and further losses are anticipated in the development of its products raising doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton LaBonte"

Vancouver, B.C.
April 10, 2005

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS
Vancouver: Suite 1700 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 687 4216
Suite 1300 - 1140 West Pender Street - Regulatory and Tax Practices Office • Tel: 604 687 4747 • Fax: 604 689 2778
Port Coquitlam: P.O. Box 217, 22320 Elgin Avenue, Port Coquitlam, B.C., Canada V3C 3V7, Tel: 604 941 8266 • Fax: 604 941 0971
Surrey: Suite 303 - 7337 137th Street, Surrey, B.C., Canada V3W 1A4, Tel: 604 572 4586 • Fax: 604 572 4587

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

BALANCE SHEETS

	March 31, 2005 $ (unaudited)	December 31, 2004 $	December 31, 2003 $
ASSETS			
CURRENT ASSETS			
Cash	24,300	27,922	-
DEFERRED SHARE OFFERING COSTS (Note 2c)	40,000	40,000	-
	64,300	67,922	-
LIABILITIES			
CURRENT LIABILITIES			
Accounts payable and accrued liabilities	48,487	55,988	1,945
Due to shareholder **(Note 4)**	11,958	10,340	-
	60,445	66,328	1,945
STOCKHOLDERS' EQUITY (DEFICIENCY)			
STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 5)			
Common stock, $0.001 par value, 50,000,000 shares authorized, 21,000,000 (2004 – 16,000,000; 2003 – nil) shares issued and outstanding	21,000	16,000	
Preferred stock, $0.001 par value, 25,000,000 shares authorized, Nil shares issued and outstanding	-	-	-
Additional paid-in capital	50,734	27,000	-
Subscriptions received **(Note 9)**	-	22,914	-
Deficit accumulated during the development stage	(67,879)	(64,320)	(1,945)
	3,855	1,594	(1,945)
	64,300	67,922	-

GOING CONCERN (Note 2(a))
COMMITMENTS (Note 3)

The accompanying notes are an integral part of these financial statements

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

STATEMENTS OF OPERATIONS

	Three months ended March 31, 2005 $	Twelve months ended December 31, 2004 $	December 24, 2003 (inception) to December 31, 2003 $	December 24, 2003 (inception) to March 31, 2005 $
	(unaudited)			(unaudited)
EXPENSES				
Consulting fee	-	12,498	-	12,498
Office	2	885	-	887
Professional fees	1,935	5,000	1,945	8,880
Website development costs	-	34,140	-	34,140
	1,937	52,523	1,945	56,405
LOSS FROM OPERATION	(1,937)	(52,523)	1,945	(56,405)
OTHER INCOME	-	1,137	-	1,137
NET LOSS FOR THE PERIOD	(1,937)	(51,386)	(1,945)	(55,268)
BASIC NET LOSS PER COMMON SHARE	-	$0.01	-	-
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	17,722,222	9,063,014	-	-

The accompanying notes are an integral part of these financial statements

(a development stage company)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 24, 2003 (INCEPTION) TO MARCH 31, 2005 (unaudited)

	Common Stock					
	Number of Shares	Amount $	Additional Paid in Capital $	Subscription Received $	Deficit Accumulated During Development Stage $	Total $
Balance, December 24, 2003	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(1,945)	(1,945)
Balance, December 31, 2003	-	-	-	-	(1,945)	(1,945)
Issued for cash at $0.000001 per share	11,000,000	11,000	-	-	(10,989)	11
Issued for cash at $0.001 per share	2,000,000	2,000	-	-	-	2,000
Issued for cash at $0.01 per share	3,000,000	3,000	27,000	-	-	30,000
Subscriptions received	-	-	-	22,914	-	22,914
Net loss for the year	-	-	-	-	(51,386)	(51,386)
Balance, December 31, 2004	16,000,000	16,000	27,000	22,914	(64,320)	1,594
Issued for cash at $0.000001 per share	1,205,997	1,206	-	-	(1,205)	1
Issued for cash at $0.00001 per share	300,000	300	-	-	(297)	3
Issued for cash at $0.0001 per share	133,770	134	-	(13)	(120)	-
Issued for cash at $0.0025 per share	581,781	582	873	(1,214)	-	215
Issued for cash at $0.005 per share	429,000	429	1,716	(1,645)	-	500
Issued for cash at $0.01 per share	2,349,452	2,349	21,145	(20,042)	-	3,479
Loss for the three month period ended March 31, 2005 (unaudited)					(1,937)	(1,937)
Balance March 31, 2005 (unaudited)	21,000,000	21,000	50,734	-	(67,879)	3,855

The accompanying notes are an integral part of these financial statements

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

STATEMENTS OF CASH FLOWS

	Three months ended March 31, 2005 $ (unaudited)	Twelve months ended December 31, 2004 $	December 24, 2003 (inception) to December 31, 2003 $	December 24, 2003 (inception) to March 31, 2005 $ (unaudited)
OPERATING ACTIVITIES				
Net loss for the period	(1,937)	(51,386)	(1,945)	(55,268)
Changes in non-cash working capital				
Accounts payable and accrued liabilities	(7,501)	14,043	1,945	8,487
	(9,438)	(37,343)	-	(46,781)
FINANCING ACTIVITIES				
Advances from shareholder	1,618	10,340	-	11,958
Issuance of common stock	4,198	32,011	-	59,123
Subscriptions received	-	22,914	-	-
	5,816	65,265	-	71,081
INCREASE IN CASH	(3,622)	27,922	-	24,300
CASH, BEGINNING OF PERIOD	27,922	-	-	-
CASH, END OF PERIOD	24,300	27,922	-	24,300

SUPPLEMENTARY CASH FLOW INFORMATION (Note 6)

The accompanying notes are an integral part of these financial statements

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005 (unaudited)

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1. NATURE OF OPERATIONS

The Company is in the process of submitting a form SB2 registration statement with the United States Securities and Exchange Commission and intends to make an application with the NASD for the listing of the Company's shares for trading on the Over the Counter Bulletin Board ("OTCBB").

---

2. SIGNIFICANT ACCOUNTING POLICIES

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a) Basis of presentation

These financial statements have been presented in U.S. dollars and prepared in accordance with United States Generally Accepted Accounting Principles ("US GAAP"). The Company's year end is December 31.

The financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and further losses are anticipated in the development of its products raising doubt as to the Company's ability to continue as a going concern.

The Company will depend almost exclusively on outside capital to complete the development and marketing of its intellectual property. Such outside capital will include the sale of additional stock and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

Given the Company's working capital deficiency, limited operating history, lack of sales, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise doubt about the Company's ability to continue as a going concern. The Company anticipates funding its operations for the next twelve months through cash on hand, private placement financings and shareholder loans as required.

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005 (unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES – CONT'D

b) Use of estimates and assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

c) Deferred share offering costs

Deferred share offering costs represent professional fees and other expenses related to filing registration statements with the Securities and Exchange Commission in anticipation of a planned share offering. These costs will be offset against the proceeds of the offering when it completes or written off to operations if the offering does not complete.

d) Fair value of financial instruments

In accordance with the requirements of SFAS No.107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash, accounts payable and amount due to shareholder, approximate carrying value due to the short-term maturity of the instruments.

e) Foreign currency translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No.52, "Foreign Currency Translation" (SFAS No.52), foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

f) Stock-based compensation

Since inception, the Company has not adopted a stock option plan, granted any stock options or recorded any stock-based compensation.

g) Website Development Costs

The Company accounts for website development costs in accordance with EITF 00-02 whereby preliminary website development costs are expensed as incurred. Upon achieving technical and financial viability and ensuring adequate resources to complete development, the Company capitalizes all direct costs relating to the website development. Ongoing costs for maintenance and enhancement are expensed as incurred. Capitalized costs will be amortized on a straight-line basis over five years commencing upon substantial completion and commercialization of the website. To date the Company has not capitalized any website development costs.

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005 (unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES – CONT'D

h) Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2004 full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

i) Net loss per common share

Basic earnings (loss) per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the Company does not have any dilutive instruments.

j) Recent accounting pronouncements

In December 2003, the FASB issued FASB Interpretations No. 46 (Revised December 2003) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46R"). FIN 46R is an update of FIN 46 and contains different implementation dates based on the types of entities subject to the standard and based on whether a company has adopted FIN 46. The adoption of FIN 46R did not have a material impact on the Company's financial position or results of operations.

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements

In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee services received in exchange for an award of equity instruments (including stock options) based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard becomes effective for the Company for the interim period beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005 (unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES – CONT'D

j) Recent accounting pronouncements – cont'd

In December 2004, the FASB issued SFAS No. 153, *Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions* ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

3. APPLICATION SOFTWARE LICENCE AGREEMENT

On August 24, 2004, the Company entered into an Application Software License and Support Agreement (the "Agreement") with All Sports Administration Inc. ("ASA"), a company controlled by the Company's President. Pursuant to the Agreement, ASA granted the Company an annually renewable license for the right to use ASA software on mutually agreed designated equipment and on a single ASA software database located at a mutually agreed designated hosting site for the specified application in and for the territory of the Untied States of America, for a term of up to twenty years.

During the twenty year term, the Company has the option to renew the license annually by paying the annual license fee. The first option period runs from August 24, 2004 to December 31, 2005 and there is no payment required for this initial period. In subsequent years, the annual renewal license fee is payable in advance on January 1 of each year. The first payment of $60,000 is due on January 1, 2006 with each additional annual renewal being increased by $60,000 over the prior year. If an annual renewal fee is not made, the Agreement terminates.

Given the Company's limited operating history and lack of sales relating to the licensed software, management has concluded that the fair value of the free license period is not determinable. Accordingly, to date no license fee expense has been recorded.

During the term of the Agreement, the Company is required to pay ASA a monthly royalty equal to 25% of all revenue derived from transactions conducted by users and providers of the ASA Software Database.

During the term of the Agreement, the Company has been granted an option to purchase the ASA Software for a purchase price of $6,000,000. If the Company exercises the option, the Company is no longer obligated to pay the annual license fee.

All amounts owing by the Company to ASA under the Agreement have been secured by a security agreement which provides ASA a first charge covering all assets of the Company.

C.O.R.E. (USA)
COMMUNITY – ORIENTED RESOURCE ENVIRONMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

MARCH 31, 2005 (unaudited)

4. DUE TO SHAREHOLDER

The amount due to shareholder is non-interest bearing, unsecured and has no specific terms of repayment.

5. CAPITAL STOCK

The authorized capital of the Company consists of 50,000,000 voting common shares with $0.001 par value and 25,000,000 voting preferred shares with $0.001 par value.

6. SUPPLEMENTARY NON-CASH INFORMATION

During 2004, the Company accrued $40,000 relating to share offering costs which has been included in accounts payable and accrued liabilities.

During the year ended December 31, 2004, the Company paid $Nil (2003 - $Nil) for income taxes and interest.

During the period ended March 31, 2005, the Company paid $Nil for income taxes and interest.

7. RELATED PARTY TRANSACTION

The Company entered into an application software licensing agreement with a company controlled by the Company's President – see Note 3

8. INCOME TAXES

The Company has incurred operating losses from inception to March 31, 2005 that may be available to offset future taxable income. The Company has adopted FASB No. 109 for reporting purposes. The potential tax benefit of these losses has not been recorded and a fully deferred tax asset valuation allowance has been provided due to the uncertainty regarding the realization of these losses.

5,000,000 SHARES AT $2.00 PER SHARE AND

8,299,452 SHARES BY THE SELLING SHAREHOLDERS

OF C.O.R.E. (USA) COMMUNITY - ORIENTED RESOURCE ENVIRONMENT, INC.

COMMON STOCK

PROSPECTUS

Date:                    , 2005

Until _____________, 90 days after the effective date of this prospectus, all dealers that effect transactions in our registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

C.O.R.E. (USA) COMMUNITY - ORIENTED RESOURCE ENVIRONMENT, INC.
14320 Marc Road
Maple Ridge, British Columbia
V4R 2G5

Part II - Information Not Required In Prospectus

Item 24.  Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officer and director to the full extent available under the Nevada Revised Statutes. Sections 78.7502 and 78.751 provide as follows:

Section 78.7502.   Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1) Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the offering for the securities included in this registration statement:

Amount(1)
SEC Registration Fee	$3,131
Legal Fees and Expenses	$51,000
Printing and Shipping Expenses	$200
Accounting Fees and Expenses	$5,000
Transfer Agent and Miscellaneous Fees	$1,000
Total	$60,331

(1)  All expenses are estimated except the Commission filing fee.

Item 26.  Recent Sales of Unregistered Securities

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The Company issued the following securities under Regulation S and these shares represent all the issued and outstanding shares immediately prior to this Offering:

Class of Persons	No. of Shares	Date
Founder at $0.000001 per share	10,000,000	May 25, 2004
Founder at $0.00001 per share	1,000,000	June 1, 2004
Founder at $0.01 per share	3,000,000	July 1, 2004
Founder at $0.001 per share	2,000,000	July 2, 2004
Private Placement Subscribers at $0.01 per share	2,339,452	February 28, 2005
Private Placement Subscribers at $0.005 per share	429,000	February 28, 2005
Private Placement Subscribers at $0.0025 per share	581,781	February 28, 2005
Private Placement Subscribers at $0.001 per share	133,770	February 28, 2005
Private Placement Subscribers at $0.0001 per share	310,000	February 28, 2005
Founder at $0.000001 per share	1,205,997	February 28, 2005
Total	21,000,000

The offer and sale of the above 21,000,000 shares were sold under Regulation S and was made in compliance with Rule 903, Category 3. The offering was made in an offshore transaction, to non-United States persons, no directed selling efforts were made in the United States by the Company (no other person was involved in the offering) and the shares of common stock were issued subject to a contract that prohibits the recipient from selling the shares unless in compliance with an appropriate exemption under the United States Securities Laws. All of the share certificates representing the shares of common stock bears a restrictive legend indicating that a transfer of the shares may only be made in compliance with the United States securities laws. These shares have a one-year distribution compliance period and may not be resold in the United States or to a U.S. person until the expiration of the one-year period except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Item 27.  Exhibits Index
No.	Exhibit Name
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Counsel
10.1	License Agreement dated August 24, 2004 between ASA and CORE
10.2	Security Agreement dated August 24, 2004 between ASA and CORE
10.3	Form of Voluntary Pooling Agreement dated for reference July 1, 2004
10.4	Form of Dealership Agreement between CORE and the Dealers.
23.1	Consent of Dale, Matheson, Carr-Hilton, Labonte
23.2	Consent of Counsel (included in 5.1)
99.1	Subscription Agreement

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:
	I.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
II.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

III.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believes that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, on the 27th day of June 2005.
C.O.R.E. (USA) Community - Oriented Resource Environment, Inc. By: /s/ Tim Thompson Tim Thompson, Chief Executive Officer, President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
/s/ Tim Thompson Tim Thompson Chief Executive Officer, President and Director	June 27, 2005
/s/ William E.D. Erichson William E.D. Erichson Chief Financial Officer, Secretary and Director	June 27, 2005